EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                       RACING CHAMPIONS ERTL CORPORATION,

                                RBVD SUB I INC.,

                       RACING CHAMPIONS WORLDWIDE LIMITED,

                            RACING CHAMPIONS LIMITED,

                                       AND

                       LEARNING CURVE INTERNATIONAL, INC.



                                February 3, 2003

                                Table of Contents
                                                                            Page
ARTICLE  I  -  DEFINITIONS

ARTICLE  II  -  THE  LEARNING  CURVE  MERGER

     2.1     Learning  Curve  Merger . . . . . . . . . . . . . . . . . .     18
     2.2     Closing . . . . . . . . . . . . . . . . . . . . . . . . . .     19
     2.3     Actions  at  the  Closing . . . . . . . . . . . . . . . . .     19
     2.4     Effects  of  the  Learning  Curve  Merger . . . . . . . . .     20
     2.5     Anti-Dilution  Adjustment . . . . . . . . . . . . . . . . .     22
     2.6     Dissenting  Shares  . . . . . . . . . . . . . . . . . . . .     22
     2.7     No  Fractional  Shares  . . . . . . . . . . . . . . . . . .     23
     2.8     Procedure  for  Exchange. . . . . . . . . . . . . . . . . .     23
     2.9     Closing  of  Stock  Transfer  Records. . . . . . . . . . . .    26
    2.10     Learning  Curve  Stock  Options  and  Warrants . . . . . . .    26
    2.11     Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . .     27
    2.12     Working  Capital  Adjustment  Settlement. . . . . . . . . .     28
    2.13     Post-Closing  Earnout  Payment. . . . . . . . . . . . . . .     30

ARTICLE  III  -  REPRESENTATIONS  AND  WARRANTIES  OF  LEARNING  CURVE

     3.1     Incorporation . . . . . . . . . . . . . . . . . . . . . . .     31
     3.2     Foreign  Qualification  . . . . . . . . . . . . . . . . . .     31
     3.3     Corporate  Power  and  Authority  . . . . . . . . . . . . .     31
     3.4     Authorization . . . . . . . . . . . . . . . . . . . . . . .     32
     3.5     Execution,  Delivery,  and  Enforceability. . . . . . . . .     32
     3.6     Capitalization. . . . . . . . . . . . . . . . . . . . . . .     32
     3.7     Notices,  Filings,  and  Approvals. . . . . . . . . . . . .     34
     3.8     Compliance. . . . . . . . . . . . . . . . . . . . . . . . .     34
     3.9     Noncontravention. . . . . . . . . . . . . . . . . . . . . .     34
    3.10     Investments . . . . . . . . . . . . . . . . . . . . . . . .     35
    3.11     Financial  Statements . . . . . . . . . . . . . . . . . . .     35
    3.12     No  Undisclosed  Liabilities. . . . . . . . . . . . . . . .     35
    3.13     Accounting  Controls. . . . . . . . . . . . . . . . . . . .     36
    3.14     Off-Balance-Sheet  Arrangements . . . . . . . . . . . . . .     36
    3.15     Related-Party  Transactions . . . . . . . . . . . . . . . .     36
    3.16     Absence  of  Certain  Developments. . . . . . . . . . . . .     36
    3.17     Title  to,  and  Sufficiency  of,  Assets . . . . . . . . .     40
    3.18     Condition  of  Assets. . . . . . . . . . . . . . . . . . .      40
    3.19     Intellectual  Property. . . . . . . . . . . . . . . . . . .     40
    3.20     Contracts . . . . . . . . . . . . . . . . . . . . . . . . .     41

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
    3.21     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
    3.22     Insurance . . . . . . . . . . . . . . . . . . . . . . . . .     45
    3.23     Employment  and  Labor  . . . . . . . . . . . . . . . . . .     46
    3.24     Employee  Benefit  Plans  . . . . . . . . . . . . . . . . .     46
    3.25     Environmental  Matters  . . . . . . . . . . . . . . . . . .     50
    3.26     Importing  and  Exporting  Activities . . . . . . . . . . .     51
    3.27     Legal  Proceedings  . . . . . . . . . . . . . . . . . . . .     52
    3.28     Certain  Payments . . . . . . . . . . . . . . . . . . . . .     52
    3.29     No  Broker's  Commission  . . . . . . . . . . . . . . . . .     52
    3.30     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .     52

ARTICLE  IV  -  REPRESENTATIONS  AND  WARRANTIES  OF  RCE

     4.1     Incorporation. . . . .  . . . . . . . . . . . . . . . . . .     53
     4.2     Foreign  Qualification. . . . . . . . . . . . . . . . . . .     53
     4.3     Corporate  Power  and  Authority. . . . . . . . . . . . . .     53
     4.4     Authorization . . . . . . . . . . . . . . . . . . . . . . .     53
     4.5     Execution,  Delivery,  and  Enforceability. . . . . . . . .     53
     4.6     Capitalization. . . . . . . . . . . . . . . . . . . . . . .     54
     4.7     Notices,  Filings  and  Approvals . . . . . . . . . . . . .     54
     4.8     Noncontravention. . . . . . . . . . . . . . . . . . . . . .     54
     4.9     SEC  Reports. . . . . . . . . . . . . . . . . . . . . . . .     55
    4.10     Disclosure. . . . . . . . . . . . . . . . . . . . . . . . .     55
    4.11     Off-Balance  Sheet  Arrangements. . . . . . . . . . . . . .     55
    4.12     Investigations. . . . . . . . . . . . . . . . . . . . . . .     56
    4.13     Legal  Proceedings. . . . . . . . . . . . . . . . . . . . .     56
    4.14     Sub  I. . . . . . . . . . . . . . . . . . . . . . . . . . .     56
    4.15     Absence  of  Certain  Developments. . . . . . . . . . . . .     56

ARTICLE  V  -  ADDITIONAL  AGREEMENTS

     5.1     Conduct  of  Business . . . . . . . . . . . . . . . . . . .     56
     5.2     Access. . . . . . . . . . . . . . . . . . . . . . . . . . .     57
     5.3     Notices,  Filings,  and  Approvals. . . . . . . . . . . . .     57
     5.4     Registration  Statement . . . . . . . . . . . . . . . . . .     57
     5.5     Learning  Curve  Stockholders'  Meeting;  Written  Consent      59
     5.6     Amended  Learning  Curve  Certificate  of  Incorporation        60
     5.7     Board  of  Directors  of  RCE . . . . . . . . . . . . . . .     60
     5.8     Non-Solicitation. . . . . . . . . . . . . . . . . . . . . .     61
     5.9     Representations  and  Warranties. . . . . . . . . . . . . .     61
    5.10     Notice  of  Adverse  Developments . . . . . . . . . . . . .     61

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

    5.11     General. . . . .. . . . . . . . . . . . . . . . . . . . . .     61
    5.12     Learning  Curve  Projections. . . . . . . . . . . . . . . .     61
    5.13     Employee  Matters . . . . . . . . . . . . . . . . . . . . .     62
    5.14     Repayment  of  Related  Party  Loans . . . . . . . . . . .      62
    5.15     Termination  of  Manufacturing  Agreement . . . . . . .  .      62
    5.16     Ownership  of  Certain  Learning  Curve  Subsidiaries . . .     62

ARTICLE  VI  -  CONDITIONS  TO  OBLIGATIONS  TO  CLOSE

     6.1     Conditions  to  Obligation  of  RCE . . . . . . . . . . . .     63
     6.2     Conditions  to  Obligations  of  Learning  Curve. . . . . .     66

ARTICLE  VII  -  INDEMNIFICATION

     7.1     Survival  of  Representations  and  Warranties;  Right  to
              Indemnification  Not  Affected  by  Knowledge. . . . . . .     68
     7.2     Indemnification  and  Payment  of  Damages  by  the
              Learning Curve Shareholders. . . . . . . . . . . . . . . .     68
     7.3     Indemnification  and  Payment  of  Damages  by  RCE;
              Cap  on  Indemnification . . . . . . . . . . . . . . . . .     70
     7.4     Procedure  for  Indemnification . . . . . . . . . . . . . .     71
     7.5     The  Shareholder  Representatives . . . . . . . . . . . . .     73
     7.6     Indemnification  Claims  by  RCE  Indemnitees . . . . . . .     74
     7.7     Deductibles . . . . . . . . . . . . . . . . . . . . . . . .     75
     7.8     Mitigation. . . . . . . . . . . . . . . . . . . . . . . . .     75
     7.9     Amount  of  Damages . . . . . . . . . . . . . . . . . . . .     75
    7.10     Materiality . . . . . . . . . . . . . . . . . . . . . . . .     76

ARTICLE  VIII  -  TERMINATION

     8.1     Termination  of  Agreement. . . . . . . . . . . . . . . . .     76
     8.2     Effect  of  Termination . . . . . . . . . . . . . . . . . .     77

ARTICLE  IX  -  MISCELLANEOUS

     9.1     Further  Assurances. . . . . . . . . . . . . . . . . . . .     77
     9.2     Fees  and  Expenses. . . . . . . . . . . . . . . . . . . .     77
     9.3     Public  Disclosures. . . . . . . . . . . . . . . . . . . .     78
     9.4     Entire  Agreement. . . . . . . . . . . . . . . . . . . . .     78
     9.5     Notices. . . . . . . . . . . . . . . . . . . . . . . . . .     78
     9.6     Enforceability . . . . . . . . . . . . . . . . . . . . . .     80
     9.7     Assignment . . . . . . . . . . . . . . . . . . . . . . . .     80
     9.8     Amendments . . . . . . . . . . . . . . . . . . . . . . . .     80

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
     9.9     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .     80
    9.10     Modification  and  Severability. . . . . . . . . . . . . .     80
    9.11     Headings . . . . . . . . . . . . . . . . . . . . . . . . .     80
    9.12     Construction . . . . . . . . . . . . . . . . . . . . . . .     80
    9.13     Governing  Law . . . . . . . . . . . . . . . . . . . . . .     81
    9.14     Multiple  Counterparts . . . . . . . . . . . . . . . . . .     81

SCHEDULES

Affiliated  Company  Disclosure  Schedule
RCE  Disclosure  Schedule
Schedule  1.1  -  Calculation  of  Earnout  Payment
Schedule  1.2  -  Calculation  of  Working  Capital  Adjustment
Schedule  1.3 - Learning Curve Capital Lease Obligations as of December 31, 2002
Schedule  1.4  -  Learning  Curve  Debt  as  of  December  31,  2002
Schedule  1.5  -  Learning  Curve  Brands
Schedule 2.4(d) - Directors and Officers of Learning Curve Surviving Corporation
Schedule  3.11  -  Tax  Provision  Adjustments
Schedule  5.6  -  Persons  to  hold  Learning  Curve  Class  C  Common  Shares
Schedule  5.13  -  Learning  Curve  Severance  Policy
Schedule  6.1(e)  -  Parties  to  Employment  Agreements
Schedule  6.1(o)  -  Learning  Curve  Consents
Schedule  6.1(p)  -  Parties  to  Shareholder  Releases
Schedule  6.1(q)  -  Parties  to  Employee  Releases
Schedule  7.3(d)  -  WARN

EXHIBITS

Exhibit  A  -  Learning  Curve  Certificate  of  Merger
Exhibit  B  -  Form  of  Employment  Agreement
Exhibit  C  -  Form  of  Investment  Representation  Letter
Exhibit  D  -  Legal  Opinion  of  Reinhart  Boerner  Van  Deuren  s.c.
Exhibit  E  -  Legal  Opinion  of  Sonnenschein  Nath  &  Rosenthal
Exhibit  F  -  Form  of  Escrow  Agreement
Exhibit  G  -  [Intentionally  Omitted]
Exhibit  H  -  Form  of  Voting  Agreement
Exhibit  I  -  Form  of  Shareholder  Release


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
                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of February 3, 2003, is by and among RACING CHAMPIONS ERTL CORPORATION, a Delaware corporation ("RCE"), RBVD SUB I INC., a Delaware corporation ("Sub I"), RACING CHAMPIONS WORLDWIDE LIMITED, an English company ("Sub II"), RACING CHAMPIONS LIMITED, a Hong Kong company ("Sub III"), and LEARNING CURVE INTERNATIONAL, INC., a Delaware corporation ("Learning Curve"). RCE, the Acquisition Subsidiaries and Learning Curve are referred to collectively herein as the "Parties."

                                    RECITALS

     A. RCE is a publicly held company whose common stock is traded on the Nasdaq National Market. RCE is engaged in the business of producing and marketing collectibles and toys. Sub I is a wholly owned subsidiary of RCE that has been formed for the sole purpose of acquiring Learning Curve and has not been, and is not, engaged in any other business activity. Sub II is a wholly owned subsidiary of RCE and Sub III is an indirect wholly owned subsidiary of RCE. Learning Curve is a corporation not subject to the Exchange Act that is engaged in the business of designing, creating and marketing educational toys.

     B. The Parties have determined that it is desirable and in their respective best interests and the best interests of their respective stockholders for Sub I to merge with and into Learning Curve, in a statutory merger in accordance with applicable Law, and all on the terms and subject to the conditions of this Agreement.

     C. The Parties have determined that it is desirable and in their respective best interests and the best interests of their respective stockholders for Sub II to purchase from Learning Curve all of the capital stock of LC SUB II owned by Learning Curve as of the Closing and for Sub III to purchase all of the outstanding capital stock of LC SUB III, all on the terms and subject to the conditions of this Agreement.


                                   AGREEMENTS

     Based on the foregoing, and in consideration of the mutual benefits to be derived hereby and the mutual representations, warranties, agreements, and covenants contained herein, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement, the terms defined in this Article I shall have the meanings assigned to them in this Article I and shall include the plural as well as the singular versions of such terms.

     2002  Audited  Financial  Statements.  As  defined  in section 3.11 of this
     ------------------------------------
Agreement.

     Acquisition  Subsidiaries.  Collectively  Sub  I,  Sub  II  and  Sub  III.
     -------------------------

     Affiliate.  As  to  any Person, another Person that directly, or indirectly
     ---------
through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

     Affiliated  Companies.  Learning  Curve  and  each  of  its  Subsidiaries.
     ---------------------

     Affiliated  Company Balance Sheet Date.  As defined in section 3.16 of this
     --------------------------------------
Agreement.

     Affiliated  Company  Contracts.  As  defined  in  section  3.20  of  this
     ------------------------------
Agreement.

     Affiliated  Company  Disclosure Schedule.  The disclosure schedule prepared
     ----------------------------------------
by Learning Curve and arranged in sections corresponding to the section numbers of the representations and warranties made by Learning Curve regarding the Affiliated Companies in Article III of this Agreement. If a document or matter is listed in one section of the Affiliated Company Disclosure Schedule, such listing shall suffice, without specific repetition and with or without cross-reference, as a response to any other section of the Affiliated Company Disclosure Schedule if such response is readily apparent from such disclosure.

     Affiliated  Company  Intellectual  Property.  All the Intellectual Property
     -------------------------------------------
owned,  licensed  or  used  by  any  Affiliated  Company.

     Affiliated  Company  Shares.  As  defined in section 3.6 of this Agreement.
     ---------------------------

     Agreement.  This Agreement and Plan of Merger dated as of February 3, 2003,
     ---------
by and among the Parties, including all exhibits and schedules hereto, as the same may from time to time be amended or supplemented by one or more instruments executed by the Parties.

     Balance  Sheet  Acceptance  Notice.  As  defined in section 2.12(c) of this
     ----------------------------------
Agreement.

     Balance  Sheet  Objection  Notice.  As  defined  in section 2.12(c) of this
     ---------------------------------
Agreement.

     Blair  Warrant.  Warrant  No.  0001  to  purchase  2,085 shares of Learning
     --------------
Curve's  Class  A  Common  Stock  issued  by  Learning Curve on April 5, 2001 to
William  Blair  &  Company,  L.L.C.

     Business  Day.  Any  day  except  a  Saturday, a Sunday or any other day on
     -------------
which commercial banks are required or authorized to close in Chicago, Illinois.

     Canadian  Purchase  Notes.  Promissory  Note(s)  to  be  dated prior to the
     -------------------------
Learning Curve Effective Time, in the aggregate principal amount of $3,900,000 Canadian dollars to be issued by Learning Curve Canada Holdco, Inc.

     Cash  Consideration.  The  aggregate amount of the Preferred Consideration,
     -------------------
the Class A/B Common Per Share Cash Consideration and the Class C Common Per Share Cash Consideration payable pursuant to section 2.4(e).

     Charter  Documents.  As  defined  in  section  3.1  of  this  Agreement.
     ------------------

     Claim.  As  defined  in  section  7.4(a)  of  this  Agreement.
     -----

     Claim  Notice.  As  defined  in  section  7.4(a)  of  this  Agreement.
     -------------

     Class  A/B  Common  Per  Share  Cash  Consideration.  An  amount  equal  to
     ---------------------------------------------------
(A+(BxC))/D, where A = the Initial Merger Cash Consideration, B = the RCE Share Amount, C = FMV per RCE Share, and D = the Common Denominator. Notwithstanding the foregoing, in the event that the initial calculation of the Class C Common Per Share Cash Consideration results in a negative number, then the Class C Common Per Share Cash Consideration shall equal zero and the Class A/B Common Per Share Cash Consideration shall be (x) the Initial Merger Cash Consideration divided by (y) the number resulting from the Common Denominator minus the number of Learning Curve Class C Common Shares issued and outstanding immediately prior to the Learning Curve Effective Time.

     Class  C  Common  Per  Share  Cash  Consideration.  An  amount  equal  to
     -------------------------------------------------
(A-(BxC))/D, where A = the Initial Merger Cash Consideration, B = the Class A/B Common Per Share Cash Consideration, C = the sum of the HIT Number plus the aggregate number of Learning Curve Class A Common Shares and Learning Curve Class B Common Shares issued and outstanding immediately prior to the

Learning Curve Effective Time, and D = the aggregate number of Learning Curve Class C Common Shares issued and outstanding immediately prior to the Learning Curve Effective Time. Notwithstanding the foregoing, in the event that the initial calculation of the Class C Common Per Share Cash Consideration results in a negative number, then the Class C Common Per Share Cash Consideration shall equal zero and the Class A/B Common Per Share Cash Consideration shall be (x) the Initial Merger Cash Consideration divided by (y) the number resulting from the Common Denominator minus the number of Learning Curve Class C Common Shares issued and outstanding immediately prior to the Learning Curve Effective Time.

     Class  C  Common  Per  Share Equity Consideration.  An amount of RCE Shares
     -------------------------------------------------
equal to the RCE Share Amount divided by the number of Learning Curve Class C Common Shares outstanding immediately prior to the Learning Curve Effective Time.

     Closing.  As  defined  in  section  2.2  of  this  Agreement.
     -------

     Closing  Balance  Sheet.  As  defined in section 2.12(c) of this Agreement.
     -----------------------

     Closing  Certificate.  As  defined  in  section  6.1(r)  of this Agreement.
     --------------------

     Closing  Date.  As  defined  in  section  2.2  of  this  Agreement.
     -------------

     Code.  The  Internal Revenue Code of 1986, as amended, and the regulations,
     ----
rulings,  and  forms  issued  thereunder.

     Common  Denominator.  The  aggregate number of Learning Curve Common Shares
     -------------------
outstanding immediately prior to the Learning Curve Effective Time plus the HIT Number.

     Confidentiality  Agreement.  The  Confidentiality  Agreement dated December
     --------------------------
12,  2002  between  RCE  and  Learning  Curve.

     Contaminant.  (a)  Any hazardous substance, within the meaning of that term
     -----------
under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any implementing regulations thereunder; (b) any hazardous or toxic substance, waste or material within the meaning of any other Environmental Laws applicable to the Parties; (c) any pollutant, contaminant or special waste; (d) any petroleum, crude oil or any fraction thereof; or (e) mold, asbestos, urea-formaldehyde or lead-based paint.

     Contract.  Any  agreement,  contract,  commitment, undertaking, instrument,
     --------
obligation, purchase order, sale order, license, franchise agreement, distributor agreement, supplier agreement, dealer agreement, sales representative agreement, agency agreement, operating agreement, joint venture agreement, lease, employment agreement, consulting agreement, noncompetition agreement, loan agreement, credit agreement, promissory note, indenture, letter of credit, evidence of indebtedness, security or pledge agreement, whether written or oral, to which a Person is a party or is otherwise bound.

     Control.  The  possession,  direct  or  indirect, of the power to direct or
     -------
cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     Conversion  Shares.  Learning Curve Preferred Shares that have converted to
     ------------------
Learning  Curve  Common  Shares  prior  to  the  Learning  Curve Effective Time.

     Court  Order.  A  final  order,  decree  or  judgment  of  a court or other
     ------------
tribunal  of  competent  jurisdiction.

     Credit  Agreement.  The  Amended and Restated Credit Agreement, dated as of
     -----------------
August 29, 2001, as amended May 31, 2002 and January 7, 2003, by and among Learning Curve, American National Bank and Trust Company of Chicago, as agent, and certain other lenders.

     Damages.  Any  loss,  liability,  claim,  damage  (including incidental and
     -------
consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim.

     Delaware  Law.  The  General  Corporation  Law of the State of Delaware, as
     -------------
amended.

     Derivative Securities.  Options, warrants, rights, shares of capital stock,
     ---------------------
or other securities (including evidence of indebtedness) that are convertible into or exercisable or exchangeable for shares of capital stock.

     Dissenting  Shares.  As  defined  in  section  2.6  of  this  Agreement.
     ------------------

     DOL.  The  Department  of  Labor  of  the  United  States  Government.
     ---

     Earnout  Payment.  The amount, if any, to be paid to the Escrow and Earnout
     ----------------
Participants pursuant to section 2.13 based upon the Income Statement and determined as set forth on Schedule 1.1 hereto.

     Employee  Benefit  Plan.  Any "employee benefit plan" within the meaning of
     -----------------------
ERISA section 3(3), any "specified fringe benefit plan" within the meaning of Code section 6039D, and any other bonus, incentive compensation, profit-sharing, equity, stock bonus, stock option, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, pension, retirement, supplemental retirement, employment related change-in-control, severance, salary continuation, layoff, welfare (including, without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether written or oral, and whether qualified or nonqualified, and any trust, escrow, or other agreement related thereto, covering any present or former employees, directors or their respective dependents.

     Employment  Agreement.  An agreement substantially in the form of Exhibit B
     ---------------------
hereto.

     Encumbrance.  Any  claim,  lien  (statutory  or  otherwise), hypothecation,
     -----------
pledge, security interest, mortgage, deed of trust, option, charge, assessment, covenant, restriction, easement, right-of-way, encroachment, building or use restriction, defect in title, conditional or contingent sales agreement, title retention agreement, encumbrance, environmental deed notice or restriction, or web/internet-based registration or notice, relating or referring in any way to the presence of any Contaminant on, at, in, upon, under or from any property, or other burden of any kind or nature, whether voluntarily incurred or arising by operation of Law, including, without limitation, any agreement or commitment to provide for any of the foregoing in the future.

     Environmental  Law.  Any  local,  state  or  federal  Law, common law duty,
     ------------------
permit, license, authorization, order, decision or other binding determination pertaining to Contaminants, the environment, environmental media, natural resources, contamination, clean-up or disclosure, air, surface water, drinking water, groundwater, landfills, open dumps, storage tanks (underground or otherwise), waste, waste water, storm water run-off, emissions, releases, noise, toxic substances or wells, and human health and safety, now in effect or as hereafter amended.

     Escrow  and  Earnout Participants.  The HIT Licensor and the holders of the
     ---------------------------------
Learning Curve Common Shares (including, without duplication, the Conversion Shares) outstanding immediately prior to the Learning Curve Effective Time.

     ERISA  Affiliate.  Any  other entity (whether or not incorporated) which is
     ----------------
or was, together with any Affiliated Company, treated as a single employer under section  414(b),  (c),  (m)  or  (o)  of  the  Code.

     ERISA.  The  Employee  Retirement  Income Security Act of 1974, as amended,
     -----
and  the  rules,  regulations,  and  forms  issued  thereunder.

     Escrow Account.  The account established and maintained by the Escrow Agent
     --------------
pursuant  to  the  terms  and  conditions  of  the  Escrow  Agreement.

     Escrow  Agent.  As  defined  in  section  2.11  of  this  Agreement.
     -------------

     Escrow  Agreement.  The  Escrow  Agreement  in  substantially  the  form of
     -----------------
Exhibit F hereto, with such changes thereto as the Escrow Agent may reasonably request.

     Escrow  Amount.  As  defined  in  section  2.11  of  this  Agreement.
     --------------

     Escrow  Participation  Amount.  The  part  of  the  Escrow  Amount, if any,
     -----------------------------
payable to the Escrow and Earnout Participants at any time during or after the end of the Escrow Period pursuant to section 2.11 and the Escrow Agreement equal to (i) such part of the Escrow Amount, divided by (ii) the Common Denominator.

     Escrow  Period.  As  defined  in  section  2.11  of  this  Agreement.
     --------------

     Exchange  Act.  The  Securities  Exchange  Act of 1934, as amended, and the
     -------------
rules,  regulations,  and  forms  issued  thereunder.

     Exchange  Agent.  As  defined  in  section  2.8(a)  of  this  Agreement.
     ---------------

     Exchange  Documents.  As  defined  in  section  2.8(b)  of  this Agreement.
     -------------------

     Exchange  Fund.  As  defined  in  section  2.8(a)  of  this  Agreement.
     --------------

     February 2003 Capital Expenditure Budget Amount.  As defined in section 5.1
     -----------------------------------------------
of  this  Agreement.

     FMV  per  RCE Share.  An amount equal to the arithmetic mean of the closing
     -------------------
price of a RCE Share as reported on the Nasdaq National Market for the ten consecutive trading days immediately preceding the third Business Day prior to the Learning Curve Effective Time.

     GAAP.  Generally  accepted  accounting  principles  in effect in the United
     ----
States  of  America.

     General  Deductible.  As  defined  in  section  7.7  of  this  Agreement.
     -------------------

     General  Preferred  Consideration.  As defined in section 2.4(e)(i) of this
     ---------------------------------
Agreement.

     Governmental Authority.  Any federal, state, county, municipal, foreign, or
     ----------------------
other  government  or political subdivision, agency, or instrumentality thereof.

     HIT  Letter.  The  letter addressed to the HIT Licensor, in the form agreed
     -----------
to  by  RCE  and  Learning  Curve  on  or  before  the  date  of this Agreement.

     HIT  License.  License  Agreement  No.  TUL042 dated as of June 9, 1999 and
     ------------
effective  as of January 1, 1999 between Britt Allcroft Inc. and Learning Curve.

     HIT  Licensor.  The  licensor  under  the  HIT  License.
     -------------

     HIT  Number.  A  number  determined  by  Learning  Curve reflecting the HIT
     -----------
Licensor's proportional interest in the aggregate Merger Consideration payable hereunder in accordance with the HIT License.

     HIT  Obligation.  The  obligation of Learning Curve to pay consideration to
     ---------------
the  HIT  Licensor  pursuant to sections 13 and 20 of the HIT License Agreement.

     HIT  Payment.  An  amount  equal to (i) the Class A/B Common Per Share Cash
     ------------
Consideration  multiplied  by  (ii)  the  HIT  Number.

     HSR  Act.  The  Hart-Scott-Rodino  Antitrust  Improvements  Act of 1974, as
     --------
amended.

     Income  Statement Acceptance Notice.  As defined in section 2.13(b) of this
     -----------------------------------
Agreement.

     Income  Statement  Objection Notice.  As defined in section 2.13(b) of this
     -----------------------------------
Agreement.

     Income  Statement.  As  defined  in  section  2.13(b)  of  this  Agreement.
     -----------------

     Indemnified  Person.  As  defined  in  section  7.4(a)  of  this Agreement.
     -------------------

     Indemnifying  Person.  As  defined  in  section  7.4(a)  of this Agreement.
     --------------------

     Initial  Merger  Cash  Consideration.  An  amount equal to (i) $106,700,000
     ------------------------------------
less the Escrow Amount; minus (ii) the Learning Curve Debt, the Learning Curve Capital Lease Obligations, the Preferred Consideration and any Transaction Expenses; plus (iii) the Preliminary Closing Working Capital Adjustment, if a positive number; minus (iv) the Preliminary Working Capital Adjustment, if a negative number.

     Insurance Policy.  Any commercial, general liability, errors and omissions,
     ----------------
property, casualty, business interruption, products liability, environmental, automobile, directors and officers, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, umbrella or other insurance policy, binder therefor, or endorsement thereto.

     Intellectual Property.  Patents and pending patent applications, copyrights
     ---------------------
and pending applications for copyright registration, trademarks and pending applications for trademark registration, trade names, trade dress, logos, licenses, discoveries, inventions, trade secrets, know-how, and other intellectual property.

     Investment  Representation  Letter.  As  defined  in section 6.1(g) of this
     ----------------------------------
Agreement.

     IRS.  The  Internal  Revenue  Service  of  the  United  Stated  Government.
     ---

     January  2003  Capital  Expenditure  Budget  Amount.  As defined in section
     ---------------------------------------------------
3.16(e)  of  this  Agreement.

     Knowledge.  (i)  With  respect  to  Learning Curve, the actual knowledge of
     ---------
Richard E. Rothkopf, John Walter Lee II, Barry Gersowsky or Lawrence J. Bernicky after a good faith inquiry of the Representatives of any of the Affiliated Companies whom they believe in good faith might have knowledge as to such matter and a good faith review of those books and records which they believe in good faith to be appropriate; and (ii) with respect to RCE, the actual knowledge of Curtis W. Stoelting, Peter J. Henseler, Peter K.K. Chung or Jody L. Taylor after a good faith inquiry of the Representatives of RCE or any of its Subsidiaries whom they believe in good faith might have knowledge as to such matter and a good faith review of those books and records which they believe in good faith to be appropriate.

     Law.  Any  federal,  state, local or foreign law, statute, ordinance, rule,
     ---
regulation, judgment, order, injunction, decree, arbitration award, agency requirement, or any license, or permit of, or agreement or written understanding with, any Governmental Authority.

     LC  SUB  II.  Learning  Curve  Deutschland  GmbH
     -----------

     LC  SUB  II  Shares.  As  defined  in  section  3.6  of  this  Agreement.
     -------------------

     LC  SUB  II  Stock  Purchase.  As defined in section 2.3 of this Agreement.
     ----------------------------

     LC  SUB  II Stock Purchase Price.  An amount determined by RCE prior to the
     --------------------------------
Closing Date, payable by Sub II to Learning Curve pursuant to the LC SUB II Stock Purchase, subject to the terms and conditions of this Agreement.

     LC  SUB  III.  LCI  (H.K.)  Limited,  a  Hong  Kong  company.
     ------------

     LC  SUB  III  Shares.  As  defined  in  section  3.6  of  this  Agreement.
     --------------------

     LC  SUB  III  Stock Purchase.  As defined in section 2.3 of this Agreement.
     ----------------------------

     LC  SUB III Stock Purchase Price.  An amount determined by RCE prior to the
     --------------------------------
Closing Date, payable by Sub III to Learning Curve pursuant to the LC SUB III Stock Purchase, subject to the terms and conditions of this Agreement.

     Learning  Curve.  As  defined  in  the  preface  of  this  Agreement.
     ---------------

     Learning  Curve  Brands.  The  brands  and  product lines of the Affiliated
     -----------------------
Companies  described  on  Schedule  1.5.

     Learning  Curve  Capital  Lease Obligations.  All amounts outstanding as of
     -------------------------------------------
the time immediately prior to the Learning Curve Effective Time under all capital lease obligations of Learning Curve as determined under GAAP, including, but not limited to, all amounts outstanding as of the time immediately prior to the Learning Curve Effective Time under Learning Curve's lease financing arrangements with Banc One Financing Corporation; provided, however, any Contract disclosed in this Agreement or on the Affiliated Company Disclosure Schedule that Learning Curve has not treated as a capital lease obligation will not be treated as a Learning Curve Capital Lease Obligation for purposes of this Agreement. By way of illustration, the amount of Learning Curve Capital Lease Obligations from the Learning Curve Financial Statements as of December 31, 2002 is set forth on Schedule 1.3.

     Learning  Curve  Certificate  of Merger.  As defined in section 2.3 of this
     ---------------------------------------
Agreement  and  substantially  in  the  form  of  Exhibit  A.

     Learning  Curve  Class  A Common Shares.  As defined in section 3.6 of this
     ---------------------------------------
Agreement.

     Learning  Curve  Class  B Common Shares.  As defined in section 3.6 of this
     ---------------------------------------
Agreement.

     Learning  Curve  Class  C Common Shares.  As defined in section 5.6 of this
     ---------------------------------------
Agreement.

     Learning  Curve  Closing  Statement.  As defined in section 2.12(a) of this
     -----------------------------------
Agreement.

     Learning  Curve  Common  Shares.  At  any time of determination and without
     -------------------------------
duplication, the shares of Learning Curve Class A Common Shares, Learning Curve Class B Common Shares, and Learning Curve Class C Common Shares then issued and outstanding. Without limiting the foregoing, immediately prior to the Learning Curve Effective Time the "Learning Curve Common Shares" shall include any and all Conversion Shares.

     Learning  Curve  Debt.  All  amounts outstanding as of the time immediately
     ---------------------
prior to the Learning Curve Effective Time under the Credit Agreement, the Senior Sub Debt Agreements, the Canadian Purchase Notes and any other similar interest-bearing obligations, similar non-interest bearing obligations or indebtedness for money borrowed of Learning Curve or any of its Subsidiaries as well as any guarantees of any such obligations by Learning Curve or any of its Subsidiaries to the extent not already included in the Learning Curve Debt and any penalties, make-whole payments or additional payments or amounts payable in connection with the prepayment of any Learning Curve Debt in full as of the time immediately prior to the Learning Curve Effective Time. By way of illustration, the amount of Learning Curve Debt from the Learning Curve Financial Statements as of December 31, 2002 is set forth on Schedule 1.4.

     Learning  Curve  Effective  Time.  As  defined  in  section  2.4(a) of this
     --------------------------------
Agreement.

     Learning  Curve  Financial  Statements.  As defined in section 3.11 of this
     --------------------------------------
Agreement.

     Learning  Curve  Indemnitees.  As defined in section 7.3 of this Agreement.
     ----------------------------

     Learning  Curve  Indemnitors.  As defined in section 7.2 of this Agreement.
     ----------------------------

     Learning Curve Information Statement.  As defined in section 5.5(b) of this
     ------------------------------------
Agreement.

     Learning  Curve  Merger.  As  defined  in  section  2.1  of this Agreement.
     -----------------------

     Learning  Curve  Net  Sales.  The  following  amount  for  the  year ending
     ---------------------------
December 31, 2003 by Learning Curve, any of its subsidiaries or RCE or any of its subsidiaries: (i) gross sales for all products with SKU's sold under any of the Learning Curve Brands, minus (ii) actual returns of all such products received.

     Learning  Curve  Preferred  Shares.  As  defined  in  section  3.6  of this
     ----------------------------------
Agreement.

     Learning  Curve  Proxy  Statement.  As  defined  in  section 5.5(b) of this
     ---------------------------------
Agreement.

     Learning  Curve  Shares.  As  defined  in  section  3.6  of this Agreement.
     -----------------------

     Learning  Curve  Stock Option Plan.  The Learning Curve International, Inc.
     ----------------------------------
1999 Stock Option/Stock Issuance Plan, as amended through the date hereof, as delivered to RCE.

     Learning  Curve Stock Options.  The stock options granted by Learning Curve
     -----------------------------
under  the  Learning  Curve  Stock  Option  Plan.

     Learning Curve Stockholders' Meeting.  As defined in section 5.5(a) of this
     ------------------------------------
Agreement.

     Learning  Curve  Surviving  Corporation.  As defined in section 2.1 of this
     ---------------------------------------
Agreement.

     Learning  Curve  Trading  Margin.  The following amount for the year ending
     --------------------------------
December 31, 2003: (i) Learning Curve Net Sales, minus (ii) the factory cost of all products reflected in the calculation of Learning Curve Net Sales (based on actual cost from the factory, without any Hong Kong office expenses or freight allocated).

     Liability.  Any  direct  or  indirect obligation, indebtedness, commitment,
     ---------
expense, claim, deficiency, guaranty, endorsement or other liability of any kind, whether known or unknown, direct or indirect, accrued or unaccrued, absolute or contingent, disputed or undisputed and whether or not the same is required to be accrued on financial statements.

     Licensed Affiliated Company Intellectual Property.  All of the Intellectual
     -------------------------------------------------
Property  licensed  to  any  Affiliated  Company.

     Litigation.  As  defined  in  section  3.27  of  this  Agreement.
     ----------

     Litigation  Deductible.  As  defined  in  section  7.7  of  this Agreement.
     ----------------------

     Manufacturing  Agreement.  The Contract Manufacturing Agreement between LCI
     ------------------------
(H.K.)  Limited  and  Learning  Curve.

     Material Adverse Effect.  Any state of facts, change, event, or effect that
     -----------------------
individually or together with other states of facts, changes, events, or effects, is materially adverse to the business, operations, assets, properties, prospects (other than to the extent arising from any change in the level, amount or composition of sales or order flow of Learning Curve during 2003), or condition (financial or otherwise) of a Party and its Subsidiaries, taken as a whole, or would impair the ability of any Party to consummate the transactions contemplated by this Agreement, regardless of whether such Material Adverse Effect arises in the ordinary course of business; provided, however, that none of the following shall be considered a Material Adverse Effect: (a) any state of facts, change, event, or effect arising from or relating to general business or economic conditions (including prevailing interest rates and stock market levels or general market disruptions); (b) any state of facts, change, event, or effect arising from or relating to the general state of the industry and market sectors in which the Party operates or war or the threat of war or actual or threatened armed hostilities or acts of terror, except, to the extent such state of facts, change, event, or effect has a materially disproportionate effect on Learning Curve and its Subsidiaries, taken as a whole, or RCE and its Subsidiaries, taken as a whole, as the case may be, (c) in the case of RCE, any change in the market price of RCE Shares after the date hereof; or (d) any state of facts, event, change or effect arising from or relating to FAO, Inc. and companies affiliated with FAO, Inc. based on the facts and circumstances known to both RCE and Learning Curve as of the date of this Agreement.

     Merger  Consideration.  The  consideration  issuable  to  the  holders  of
     ---------------------
Learning  Curve  Shares  pursuant  to  section  2.4(e).

     Merger  Shares.  As  defined  in  section  2.3  of  this  Agreement.
     --------------

     Nasdaq.  The  Nasdaq  National  Market.
     ------

     Non-Compete Agreement.  An agreement in substantially the form of Exhibit G
     ---------------------
hereto.

     Off-Balance  Sheet  Arrangement.  As  to  any  Person,  any  transaction,
     -------------------------------
agreement or other contractual arrangement to which an entity unconsolidated with such Person is a party, under which such Person, whether or not a party to the arrangement, has, or in the future may have: (i) any obligation under a direct or indirect guarantee or similar arrangement; (ii) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; (iii) derivatives to the extent that the fair value thereof is not reflected as a liability or asset in such Person's financial statements; or (iv) any Liability, including a contingent Liability, to the extent that it is not fully reflected in such Person's financial statements, including, without limitation, obligations that are not classified as a Liability according to GAAP, contingent Liabilities as to which, as of the date of the financial statements, it is not probable that a loss has been incurred or, if probable, is not reasonably estimable, or Liabilities as to which the amount recognized in the financial statements is less than the reasonable possible maximum exposure to loss under the obligation as of the date of the financial statements. Contingent Liabilities arising out of litigation, arbitration or regulatory actions (not otherwise related to Off-Balance Sheet Arrangements) and operating leases and licenses, including guarantees of operating leases and licenses, are not Off Balance Sheet Arrangements.

     Other  HIT  Consideration.  The  Escrow  Participation  Amount,  the
     -------------------------
Participants' Working Capital Adjustment and the Participants' Earnout Consideration, if any, payable to the HIT Licensor at the same time as any payment of such amounts to the other Escrow and Earnout Participants as if the HIT Licensor held the number of Learning Curve Common Shares immediately prior to the Learning Curve Effective Time equal to the HIT Number.

     Owned  Affiliated  Company  Intellectual Property.  All of the Intellectual
     -------------------------------------------------
Property  owned  by  any  Affiliated  Company.

     Participants'  Working  Capital Adjustment.  An amount per share payable to
     ------------------------------------------
the Escrow and Earnout Participants equal to (i) the Post-Closing Working Capital Adjustment, divided by (ii) the Common Denominator.

     Participants'  Earnout  Consideration.  An  amount per share payable to the
     -------------------------------------
Escrow  and  Earnout  Participants  equal to (i) the Earnout Payment, divided by
(ii)  the  Common  Denominator.

     Parties.  As  defined  in  the  preface  to  this  Agreement.
     -------

     PBGC.  The  Pension  Benefit  Guaranty  Corporation  of  the  United States
     ----
Government.

     Permitted Liens.  Any and all (a) liens for Taxes, assessments, and charges
     ---------------
of a Governmental Authority not yet due and payable, (b) mechanic's, materialmen's, warehousemen's, or carriers' liens for sums not yet due and payable, (c) liens incurred in connection with workers' compensation, unemployment insurance, and other types of social security, (d) purchase money security interests and other liens held by equipment lessors in leased equipment, (e) in the case of any leased asset, (i) the rights of any lessor under the applicable lease agreement or any lien granted by any lessor and (ii) any statutory lien for amounts not yet due and payable or that are being contested in good faith, (f) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, and (g) liens that do not, individually or in the aggregate, materially detract from or interfere with any use of or impair the value of any asset as currently used.

     Person.  Any  natural  person,  company,  corporation,  professional
     ------
corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, trust, land trust, business trust, or other association or organization, regardless of whether it is a legal entity, or any Governmental Authority.

     Personnel  Documents.  As  defined  in  section  3.24(a) of this Agreement.
     --------------------

     Post-Closing  Working  Capital  Adjustment.  The  amount  determined as set
     ------------------------------------------
forth  on  Schedule  1.2  hereto.

     Preferred  Consideration.  As  defined  in  section  2.4(e)(ii)  of  this
     ------------------------
Agreement.

     Preliminary  Closing  Date  Balance Sheet.  A consolidated balance sheet of
     -----------------------------------------
Learning Curve and its subsidiaries immediately prior to the Learning Curve Effective Time, reasonably estimated in good faith by Learning Curve as of five Business Days prior to the Closing Date pursuant to section 2.12(a).

     Preliminary  Closing  Working Capital Adjustment.  The amount determined as
     ------------------------------------------------
the  Preliminary  Closing Working Capital Adjustment in accordance with Schedule
1.2  hereto.

     Prospectus.  The  prospectus  included  in  the  Registration  Statement,
     ----------
including any preliminary prospectus and all amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

     RCE.  As  defined  in  the  preface  of  this  Agreement.
     ---

     RCE  Disclosure  Schedule.  The  disclosure  schedule  prepared  by RCE and
     -------------------------
arranged in sections corresponding to the section numbers of the representations and warranties made by RCE in Article IV of this Agreement. If a document or matter is listed in one section of the RCE Disclosure Schedule, such listing shall suffice, without specific repetition and with or without cross-reference, as a response to any other section of the RCE Disclosure Schedule if such response is readily apparent from such disclosure.

     RCE  Indemnitees.  As  defined  in  section  7.2  of  this  Agreement.
     ----------------

     RCE  Shares.  Shares  of  common  stock, par value $0.01 per share, of RCE.
     -----------

     RCE  Share  Amount.  The 666,667 RCE Shares (subject to adjustment pursuant
     ------------------
to section 2.5) that RCE shall deliver to the Exchange Agent pursuant to section
2.3  of  this  Agreement.

     RCE  Subsidiary.  A  Subsidiary  of  RCE.
     ---------------

     Registration  Statement.  As  defined  in  section  5.4  of this Agreement.
     -----------------------

     Related  Party.  Any  stockholder,  director  or officer of a Party, or any
     --------------
family member of such stockholder, director or officer, or any other Person in which any such stockholder, director, officer, or family member owns of record or beneficially a material amount of capital stock or other securities or any other equity or proprietary interest.

     Representatives.  As  to  any  Party,  the  directors, officers, employees,
     ---------------
agents, contractors, attorneys, accountants, advisors, and other representatives of such Person.

     Sale.  As  defined  in  section  5.8  of  this  Agreement.
     ----

     SEC.  The  Securities  and  Exchange  Commission.
     ---

     SEC  Reports.  As  defined  in  section  4.8  of  this  Agreement.
     ------------

     Securities  Act.  The Securities Act of 1933, as amended, and the rules and
     ---------------
regulations  issued  thereunder.

     Senior Sub Debt Agreements.  The Securities Purchase Agreement dated August
     --------------------------
6, 1996 by and among Learning Curve, John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company, and the Securities Purchase Agreement dated May 8, 1998 by and among Learning Curve, John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company.

     Series  A  Preferred  Shares.  As defined in section 3.6 of this Agreement.
     ----------------------------

     Series  B  Preferred  Shares.  As defined in section 3.6 of this Agreement.
     ----------------------------

     Series C Preferred Consideration.  As defined in section 2.4(e)(ii) of this
     --------------------------------
Agreement.

     Series  C  Preferred  Shares.  As defined in section 3.6 of this Agreement.
     ----------------------------

     Series  D  Preferred  Shares.  As defined in section 3.6 of this Agreement.
     ----------------------------

     Series  E  Preferred  Shares.  As defined in section 3.6 of this Agreement.
     ----------------------------

     Shareholder  Release.  A  release  in  substantially  the form of Exhibit I
     --------------------
hereto.

     Shareholder  Representatives.  As  defined  in  section  7.5(a)  of  this
     ----------------------------
Agreement.

     Shareholders'  Auditor.  As  defined  in section 2.12(c) of this Agreement.
     ----------------------

     Stock  Option  Loans.  Any  loan  (including accrued interest thereon) to a
     --------------------
participant in the Learning Curve Stock Option Plan to fund the exercise of any Learning Curve Stock Options by that participant.

     Sub  I.  As  defined  in  the  preface  of  this  Agreement.
     ------

     Sub  II.  As  defined  in  the  preface  of  this  Agreement.
     -------

     Sub  III.  As  defined  in  the  preface  of  this  Agreement.
     --------

     Subsidiary.  As  to  any  Person,  any Affiliate that is Controlled by such
     ----------
Person directly or indirectly through one or more intermediaries. Without limiting the foregoing, Flair Leisure Products PLC will not be deemed a "Subsidiary" of Learning Curve.

     Tax  Contest.  As  defined  in  section  7.4(f)  of  this  Agreement.
     ------------

     Tax  Returns.  All  returns,  declarations,  reports, statements, and other
     ------------
documents  required  to  be  filed  in  respect  of  Taxes.

     Taxes.  All  federal,  state,  county,  municipal,  foreign,  and other net
     -----
income, gross income, gross receipts, profits, capital gains, sales, use, value-added, ad valorem, transfer, franchise, license, lease, service, withholding, payroll, employment (including Social Security and Medicare), excise, severance, golden parachute, property, stamp, customs, or other taxes, fees, assessments, duties, impositions, or charges of any kind whatsoever, together with all interest, penalties, additions to tax, and additional amounts with respect thereto.

     Transaction Expenses.  Any Liability or obligation of Learning Curve or any
     --------------------
of its Subsidiaries for any (i) investment banking fees, financial advisory fees, brokerage fees, commissions, finder's fees, attorney's fees and expenses, accountants' fees and expenses or similar fees incurred in connection with the transaction contemplated by this Agreement, (ii) the amounts set forth in the letter agreement between Learning Curve and RCE dated the date hereof and delivered in connection herewith reflecting certain potential severance costs,
(iii) the amount of the "tail insurance" premium contemplated by the letter agreement between Learning Curve and RCE dated the date hereof and delivered in connection herewith regarding certain director and officer insurance coverage, and (iv) any other fees, costs or expenses incurred by Learning Curve or any of its Subsidiaries in connection with the transactions contemplated by this Agreement (excluding the costs and expenses associated with the Affiliated
Companies'  employees  and  overhead),  including,  without limitation, Learning
Curve's  50%  of  the  HSR  fees  pursuant  to  section  9.2.

     Unrelated  Accounting  Firm.  As  defined  in  section  2.12(c)  of  this
     ---------------------------
Agreement.

     Voting  Agreement.  An  agreement  in  substantially  the form of Exhibit H
     -----------------
hereto.

     WARN.  The  Worker  Adjustment  and  Retraining  Notification  Act  and the
     ----
regulations  promulgated  thereunder.

                                   ARTICLE II
                            THE LEARNING CURVE MERGER

     2.1     Learning  Curve Merger.  On the terms and subject to the conditions
             ----------------------
of this Agreement and in accordance with Delaware Law, Sub I shall merge with and into Learning Curve (the "Learning Curve Merger") at the Learning Curve Effective Time. Learning Curve shall be the corporation surviving the Learning Curve Merger (the "Learning Curve Surviving Corporation").

     2.2     Closing.  The  closing  of  the  transactions  contemplated by this
             -------
Agreement (the "Closing") shall occur by telephone with deliveries of Closing documents by overnight courier, or in person at a mutually convenient location, or by such other method as shall be mutually agreeable to the Parties. Any executed Closing documents sent by a Party or its counsel to the other Party or its counsel prior to the Closing shall be held in escrow by such other Party or its counsel until such executed documents are authorized to be released and delivered by an executive officer of the sending Party or by the sending Party's counsel. The Closing shall occur at 9:00 a.m. (Central time) on the second
Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions that the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

     2.3     Actions  at the Closing.  At the Closing, (a)  Learning Curve shall
             -----------------------
deliver to RCE the various documents, instruments, and certificates referred to in section 6.1 hereof, (b) RCE and the Acquisition Subsidiaries shall deliver to Learning Curve the various documents, instruments, and certificates referred to in section 6.2 hereof, (c) a certificate of merger for the Learning Curve Merger shall be filed with the office of the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A (the "Learning Curve Certificate of Merger"), (d) Learning Curve shall sell, assign, transfer, convey and deliver all of the LC SUB II Shares held by Learning Curve to Sub II, free and clear of all Encumbrances, and Sub II shall purchase, acquire and accept from Learning Curve such LC SUB II Shares in exchange for the payment by Sub II to Learning Curve of the LC SUB II Stock Purchase Price (the "LC SUB II Stock Purchase"), (e) Learning Curve shall sell, assign, transfer, convey and deliver all of the LC SUB III Shares to Sub III, free and clear of all Encumbrances, and Sub III shall purchase, acquire and accept from Learning Curve such LC SUB III Shares in exchange for the payment by Sub II to Learning Curve of the LC SUB III Stock Purchase Price (the "LC SUB III Stock Purchase"), (f) RCE shall deliver to the Exchange Agent certificates evidencing 666,667 RCE Shares to be issued pursuant to the Learning Curve Merger (the "Merger Shares") and cash in an amount sufficient to pay the aggregate Cash Consideration in the manner provided in section 2.8(a) hereof, (g) RCE will, on behalf of Learning Curve, cause all unpaid Learning Curve Debt under the Credit Agreement and the Senior Sub Debt Agreements to be paid in full (subject to the receipt by RCE of payoff letters for all such Learning Curve Debt on or before the Closing Date) and (h) RCE shall, on behalf of Learning Curve, pay the HIT Payment as provided in section 2.10(c) hereof.

     2.4     Effects  of  the  Learning  Curve  Merger.
             -----------------------------------------

          (a) The Learning Curve Merger shall become effective at the time the Learning Curve Certificate of Merger is filed with the Secretary of State of the State of Delaware or such later time as is specified in the Learning Curve Certificate of Merger (the "Learning Curve Effective Time"). The Learning Curve Merger shall have the effects set forth in the Delaware Law. The Learning Curve Surviving Corporation may, at any time after the Learning Curve Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Learning Curve or Sub I in order to carry out and effectuate the transactions contemplated by this Agreement.

          (b) The Certificate of Incorporation of the Learning Curve Surviving Corporation shall be amended and restated at and as of the Learning Curve Effective Time to read as did the Certificate of Incorporation of Sub I immediately prior to the Learning Curve Effective Time (except that the name of the Learning Curve Surviving Corporation shall be such name as RCE shall specify), until duly amended further in accordance with the terms thereof and the Delaware Law.

          (c) The by-laws of the Learning Curve Surviving Corporation shall be amended and restated at and as of the Learning Curve Effective Time to read as did the by-laws of Sub I immediately prior to the Learning Curve Effective Time (except that the name of the Learning Curve Surviving Corporation shall be such name as RCE shall specify), until duly amended further in accordance with the terms thereof and the Delaware Law.

          (d) The directors and officers of the Learning Curve Surviving Corporation shall be the individuals listed on Schedule 2.4(d) hereto.

          (e) Subject to the terms and conditions of this Agreement, at and as of the Learning Curve Effective Time, by virtue of the Learning Curve Merger and without any action on the part of any holder of any Learning Curve Shares:

               (i) Each of the Learning Curve Preferred Shares issued and outstanding immediately prior to the Learning Curve Effective Time, other than the Series C Preferred Shares, the Dissenting Shares and Learning Curve Preferred Shares held in treasury, shall automatically be converted into the right to receive their respective redemption price per share pursuant to the Learning Curve Certificate of Incorporation as of the Learning Curve Effective Time, as set forth in the Closing Certificate (the aggregate amount that such holders are entitled to receive is hereinafter referred to as the "General Preferred Consideration").

               (ii) Each of the Series C Preferred Shares issued and outstanding immediately prior to the Learning Curve Effective Time, other than Dissenting Shares and Series C Preferred Shares held in treasury, if any, shall automatically be converted into the right to receive an amount equal to $8,000,000 divided by the aggregate number of Series C Preferred Shares issued and outstanding immediately prior to the Learning Curve Effective Time (the aggregate amount that such holders are entitled to receive is hereinafter referred to as the "Series C Preferred Consideration", and together with the General Preferred Consideration, the "Preferred Consideration").

               (iii) Each of the Learning Curve Class A Common Shares and the Learning Curve Class B Common Shares issued and outstanding immediately prior to the Learning Curve Effective time, other than Dissenting Shares and Learning Curve Class A Common Shares and Learning Curve Class B Common Shares held in treasury, shall automatically be converted into the right to receive [a] cash in an amount equal to the Class A/B Common Per Share Cash Consideration, without interest; [b] the Escrow Participation Amount upon release thereof (as described more fully in section 2.11 and the Escrow Agreement); [c] the Participants' Working Capital Adjustment if and to the extent paid after Closing as determined pursuant to section 2.12; and [d] the Participants' Earnout Consideration if and to the extent paid after Closing as determined pursuant to section  2.13.

               (iv) Each of the Learning Curve Class C Common Shares issued and outstanding immediately prior to the Learning Curve Effective Time, other than Dissenting Shares and Learning Curve Class C Common Shares held in treasury, shall automatically be converted into the right to receive [a] the number of the Merger Shares equal to the Class C Common Per Share Equity Consideration; [b] cash in an amount equal to the Class C Common Per Share Cash Consideration, without interest; [c] the Escrow Participation Amount upon release thereof (as described more fully in section 2.11 and the Escrow
Agreement); [d] the Participants' Working Capital Adjustment if and to the extent paid after Closing as determined pursuant to section 2.12; and [e] the Participants' Earnout Consideration if and to the extent paid after Closing as determined pursuant to section 2.13.

          (f) At and as of the Learning Curve Effective Time, each Learning Curve Share held in treasury by Learning Curve immediately prior to the Learning Curve Effective Time shall, by virtue of the Learning Curve Merger and without any action on the part of Learning Curve, be canceled and retired, and no cash, RCE Shares or other consideration shall be issuable with respect thereto.

          (g) At and as of the Learning Curve Effective Time, each share of common stock of Sub I issued and outstanding immediately prior to the Learning Curve Effective Time shall, by virtue of the Learning Curve Merger and without any action on the part of any Party, be converted into and become one fully paid and nonassessable share of common stock of the Learning Curve Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Learning Curve Surviving Corporation. No shares of capital stock of Sub I shall be deemed to be outstanding or to have any rights after the Learning Curve Effective Time.

     2.5     Anti-Dilution  Adjustment.  If,  subsequent  to the date hereof and
             -------------------------
prior to the Learning Curve Effective Time, RCE shall change or declare a change in the number of RCE Shares or securities convertible or exchangeable into or exercisable for RCE Shares, issued and outstanding prior to the Learning Curve Effective Time as a result of a reclassification, stock split, stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer or other similar transaction, then in each such case, from and after the record date for determining the stockholders entitled to receive such RCE Shares or other securities, an appropriate adjustment (if any) shall be made to the conversion formula set forth in section 2.4(e)(iii)[a] above, for purposes of determining the number of Merger Shares into which the Learning Curve Class C Common Shares shall be converted to the extent necessary to preserve the proportional interest of the Merger Shares. For purposes hereof, the payment of a dividend in RCE Shares, or the distribution on RCE Shares in securities convertible into RCE Shares, shall be deemed to have effected an increase in the number of outstanding RCE Shares equal to the number of RCE Shares into which such securities shall be initially convertible without the payment by the holder thereof of any consideration other than the surrender for cancellation of such convertible securities. Notwithstanding the foregoing, this section shall not apply to any stock options issued under option plans of RCE existing as of the date of this Agreement.

     2.6     Dissenting  Shares.
             ------------------

          (a) Notwithstanding any other term or provision of this Agreement to the contrary, any Learning Curve Shares that are outstanding immediately prior to the Learning Curve Effective Time that are held by stockholders who (i) have not consented to the Learning Curve Merger, (ii) have demanded appraisal rights for such Learning Curve Shares in accordance with the provisions of section 262 of Delaware Law (if such provisions provide for appraisal rights for such Learning Curve Shares) and (iii) have not failed to perfect or have not effectively withdrawn such demand or otherwise lost their appraisal rights (each a "Dissenting Share" and collectively, the "Dissenting Shares"), shall not be converted into or represent the right to receive the Merger Consideration pursuant to this Article II. Such stockholders shall be entitled to have such Learning Curve Shares held by them appraised in accordance with Delaware Law, except that all Dissenting Shares held by stockholders who have failed to perfect or have effectively withdrawn or otherwise lost their right to appraisal of such Learning Curve Shares under Delaware Law shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Learning Curve Effective Time, the right to receive the Merger Consideration issuable in exchange therefor pursuant to this Article II, upon surrender of the certificates that formerly represented such Learning Curve Shares in accordance with section 2.8 hereof.

          (b) Learning Curve shall give RCE prompt notice of any demand for appraisal received by it, withdrawals of demands for appraisal, and any other instrument served on it by a stockholder pursuant to Delaware Law.

     2.7     No  Fractional Shares.  Notwithstanding any other provision of this
             ---------------------
Agreement, no certificates or scrip for fractional RCE Shares shall be issued in the Learning Curve Merger, and any fractional interests of RCE Shares resulting from the calculations provided in section 2.4 hereof shall not entitle the owner thereof to vote such fractional shares or to any other rights of a security holder with respect thereto. Each holder of Learning Curve Shares who would otherwise have been entitled to receive a fraction of a RCE Share pursuant to this Article II shall, in lieu thereof, be paid an amount in cash equal to $15 per RCE Share. For purposes of determining whether and to what extent a stockholder is entitled to receive a RCE Share in lieu of a fractional share pursuant to this section 2.7, the Learning Curve Shares held of record by such stockholder and represented by two or more stock certificates of Learning Curve shall be aggregated.

     2.8     Procedure  for  Exchange.
             ------------------------

          (a) Immediately prior to the Learning Curve Effective Time, RCE shall deposit with EquiServe Trust Company, N.A., or such other exchange agent selected by RCE and reasonably acceptable to Learning Curve, (the "Exchange Agent") for the benefit of the holders of Learning Curve Shares, for exchange in accordance with this Article II through the Exchange Agent, cash, including the Cash Consideration, and certificates representing the Merger Shares (such cash, certificates for Merger Shares, and cash in lieu of fractional shares (if any), together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") payable or issuable pursuant to section  2.4(e)  in  exchange  for  the  outstanding  Learning  Curve  Shares.

          (b) As soon as reasonably practicable after the Learning Curve Effective Time, the Exchange Agent shall mail or personally deliver to each holder of record (or his or her attorney-in-fact) of Learning Curve Shares which were converted into the right to receive Cash Consideration and/or Merger Shares pursuant to section 2.4(e) and cash in lieu of fractional shares (if any) and the other Merger Consideration pursuant to section 2.4(e), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificate or certificates which immediately prior to the Learning Curve Effective Time, represented outstanding Learning Curve Shares (the "Certificates") shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as RCE may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Cash Consideration and/or certificates representing Merger Shares (together, the "Exchange Documents"). With respect to any Conversion Shares, the Certificate for such Conversion Shares may be represented by a certificate representing the Learning Curve Preferred Shares which have converted into Conversion Shares prior to the Learning Curve Effective Time. Upon request of Learning Curve not less than ten Business Days prior to the Learning Curve Effective Time, RCE shall cause the Exchange Documents to be delivered to all of the holders of Learning Curve Shares identified by Learning Curve. At the Learning Curve Effective Time and upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Cash Consideration and/or a certificate representing that number of whole Merger Shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II (after taking into account all Learning Curve Shares then held by such holder) and cash in lieu of fractional shares (if any), and the Certificate so surrendered shall forthwith be canceled and the Cash Consideration and/or cash in lieu of fractional shares and/or certificate representing Merger Shares shall be sent as promptly as practicable to such holder; provided, however, that any holder of a Certificate who, prior to the Closing Date, surrenders such Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and wire transfer instructions in proper form shall be entitled to receive the Cash Consideration and cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II by wire transfer on the Closing Date in accordance with such wire transfer instructions as well as, if applicable, the delivery, on the Closing Date or as soon thereafter as reasonably practicable, of a certificate representing that number of whole Merger Shares which such holder has a right to receive. Notwithstanding the foregoing, any Cash Consideration payable to a holder of a Certificate shall be net of the amounts due, if any, as of the Closing Date by such holder to Learning Curve under any Stock Option Loan to which such holder is a party. In the event of a transfer of ownership of Learning Curve Shares which is not registered in the transfer records of Learning Curve, Cash Consideration and/or cash in lieu of fractional shares and/or a certificate representing the proper number of Merger Shares may be issued to a transferee if the Certificate representing such Learning Curve Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. The Exchange Agent shall make reasonable efforts to make available additional letters of transmittal and instructions to all such persons who become holders (or beneficial owners) of Learning Curve Shares. Until surrendered as contemplated by this section 2.8(b), each Certificate shall be deemed at any time after the Learning Curve Effective Time to represent only the right to receive upon such surrender Cash Consideration and/or the certificate representing Merger Shares and cash in lieu of any fractional Merger Shares as well as the rights to any Participants' Working Capital Adjustment, Participants' Earnout Consideration and Escrow Participation Amount as contemplated by section 2.4(e).

          (c) RCE shall not pay any dividend or make any distribution on RCE Shares, with a record date at or after the Learning Curve Effective Time, to any record holder of Learning Curve Shares unless and until the holder surrenders for exchange the stock certificate or certificates that formerly represented the holder's Learning Curve Shares. RCE instead shall pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending the surrender and exchange. No holder of Learning Curve Shares shall be entitled to any interest or earnings on the dividend or distribution held in trust by the Exchange Agent pending receipt thereof by the holder upon surrender for exchange of the Learning Curve Share certificates.

          (d)     In  the  event  any  certificate  representing Learning Curve
Shares shall have been lost, stolen, or destroyed, upon the making of an affidavit of such fact by the Person claiming such certificate has been lost, stolen, or destroyed, and if reasonably required by RCE, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such documentation of the lost, stolen, or destroyed certificate, the applicable Cash Consideration, RCE Shares and any unpaid dividends or other distributions in respect thereof.

          (e) RCE may terminate the Exchange Fund and cause the Exchange Agent to return any portion of the Exchange Fund remaining unclaimed 180 days after the Closing Date, and thereafter each remaining record holder of Learning Curve Shares who has not surrendered for exchange the certificates representing the Learning Curve Shares shall be entitled to look to RCE (subject to abandoned property, escheat, and other similar Laws) as a general creditor thereof with respect to the Merger Consideration to which the holder is entitled upon surrendering for exchange the stock certificate or certificates that formerly represented the holder's Learning Curve Shares. Notwithstanding the foregoing, none of RCE, the Learning Curve Surviving Corporation, LC SUB II Surviving Corporation, LC SUB III Surviving Corporation, or the Exchange Agent shall be liable to any Escrow and Earnout Participants for any amounts properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar Laws.

          (f) RCE shall pay all fees, expenses, and other charges of the Exchange Agent.

     2.9     Closing  of Stock Transfer Records.  After the close of business on
             ----------------------------------
the Closing Date, no transfer of Learning Curve Shares outstanding prior to the Closing Date shall be registered in the stock transfer records of Learning Curve.

     2.10     Learning  Curve  Stock  Options  and  Warrants.
              ----------------------------------------------

          (a) Pursuant to section III.A of Article Two of the Learning Curve Stock Option Plan, any Learning Curve Common Shares subject to outstanding Learning Curve Stock Options shall vest in full so that such Learning Curve Stock Options shall, immediately prior to the Learning Curve Effective Time, become fully exercisable for all the Learning Curve Shares subject to such Learning Curve Stock Options. All Learning Curve Stock Options shall terminate and cease to be outstanding or of any force or effect immediately following the Learning Curve Effective Time pursuant to section III.C. of Article Two of the
Learning Curve Stock Option Plan and neither Learning Curve nor the Plan Administrator (as defined in the Learning Curve Stock Option Plan) shall take any action to cause or permit any of the Learning Curve Stock Options to remain outstanding or be assumed by RCE or any of its Subsidiaries immediately following the Learning Curve Effective Time or to otherwise fail to be terminated and of no force or effect pursuant to section III.C. of Article Two of the Learning Curve Stock Option Plan immediately following the Learning Curve Effective Time. Learning Curve shall require any holder of Learning Curve Stock Options who exercises any Learning Curve Stock Options at or prior to the Learning Curve Effective Time to remit to Learning Curve an amount sufficient to satisfy any federal, state and local tax withholding requirements to the extent not withheld by Learning Curve.

          (b) Learning Curve shall give notice of the Learning Curve Merger to the holder of the Blair Warrant, which notice shall (i) comply in all respects with the requirements of section 7 of the Blair Warrant, and (ii) be received by the holder of the Blair Warrant more than 20 days prior to the Closing Date. The Blair Warrant shall terminate upon the Learning Curve Effective Time pursuant to section 7 of the Blair Warrant.

          (c) Not less than five Business Days prior to the Closing Date, Learning Curve shall provide RCE with a copy of the HIT Letter, signed by the HIT Licensor, together with payment instructions to submit the HIT Payment to the HIT Licensor. On the Closing Date, RCE shall, on behalf of Learning Curve, pay the HIT Payment to the HIT Licensor in accordance with such payment instructions. Once RCE pays the HIT Payment to the HIT Licensor in accordance with such payment instructions, the HIT Obligation shall terminate and be of no further force or effect and no further payment to the HIT Licensor shall be required from RCE or the Learning Curve Surviving Corporation in connection with the HIT Obligation except for the Other HIT Consideration.

          (d) Learning Curve shall ensure that no Learning Curve Stock Options or other Derivative Securities of Learning Curve (including, but not limited to, the Blair Warrant and the HIT Obligation) shall remain outstanding upon the consummation of the Learning Curve Merger and no shares of capital stock of Learning Curve or the Learning Curve Surviving Corporation shall be issued or outstanding with respect to any such Learning Curve Stock Options or other Derivative Securities upon the consummation of the Learning Curve Merger.

     2.11     Escrow.  At  the  Closing,  RCE  shall  deposit  $12,000,000  (the
              ------
"Escrow Amount") and deliver the Escrow Amount to an escrow agent (the "Escrow Agent") as described herein, to be held by the Escrow Agent to secure the rights of RCE and any other RCE Indemnitee to (i) indemnity under Article VII and (ii) any Post-Closing Working Capital Adjustment that may be due to RCE pursuant to section 2.12 below, all in accordance with the terms of this Agreement and the Escrow Agreement. RCE shall also (x) deposit into the Escrow Account an amount equal to the tax benefit, if any, of the part of the Other HIT Consideration relating to the Participants' Earnout Consideration, if any, promptly following the final determination of the Earnout Payment and the amount of such tax benefit, if any, and (y) deposit into the Escrow Account for distribution to the Escrow and Earnout Participants pursuant to the Escrow Agreement an amount equal to the tax benefit, if any, of the part of the Other HIT Consideration relating to the Escrow Participation Amount, if any, promptly following the end of the Escrow Period and the final determination of the amount of such tax benefit, if any. The Escrow Amount shall be held pursuant to the terms of the Escrow Agreement. The Escrow Amount will be held by the Escrow Agent for a period to end as set forth in the Escrow Agreement (the "Escrow Period"); provided, however, that in the event RCE has made a claim under the Escrow Agreement prior to the end of the Escrow Period, then the Escrow Period shall continue (and the Escrow Agent will continue to hold, in accordance with the Escrow Agreement some or all of the Escrow Amount, as required by the Escrow Agreement), until such claim is fully and finally resolved, all as provided in the Escrow Agreement. In the event that this Agreement is adopted by the holders of the Learning Curve

Shares, then all such holders shall, without any further act of any holder, be deemed to have consented to and approved (i) the use of the Escrow Amount to secure the rights of RCE and the Learning Curve Surviving Corporation in the manner set forth herein and in the Escrow Agreement, and (ii) the appointment of the Shareholder Representatives as the representatives of the persons receiving Merger Consideration under this Agreement and as the attorney-in-fact and agent for and on behalf of each such person (other than holders of Dissenting Shares). RCE shall promptly deliver a notice to the Escrow Agent pursuant to section 5(h) of the Escrow Agreement, with a copy to the Shareholder Representatives, after the Litigation has resolved by a settlement agreement or a Court Order of a court or other tribunal of competent jurisdiction and time for appeal has expired and no appeal has been perfected as more particularly described in section  5(h)  of  the  Escrow  Agreement.

     2.12     Working  Capital  Adjustment  Settlement.
              ----------------------------------------

          (a)     Preliminary  Closing  Working Capital Adjustment.  On or prior
                   -----------------------------------------------
to the fifth Business Day prior to the Closing Date, Learning Curve shall furnish to RCE the Preliminary Closing Date Balance Sheet and a statement (the "Learning Curve Closing Statement") setting forth the Preliminary Closing Working Capital Adjustment. Learning Curve shall prepare the Preliminary Closing Date Balance Sheet and the Learning Curve Closing Statement, and make the calculations set forth therein, in good faith and in accordance with GAAP, and, to extent the principles used by Learning Curve are consistent with GAAP, the principles will be applied consistent with the most recent Learning Curve Financial Statements. Learning Curve shall consult with RCE in the preparation of the Learning Curve Closing Statement and shall provide to RCE for its review any work papers, schedules and other documents prepared by Learning Curve in connection with its preparation of the Preliminary Closing Date Balance Sheet.

          (b)     Post-Closing Working Capital Adjustment.  Promptly, but in no
                   ---------------------------------------
event later than five Business Days after the final determination of the Post-Closing Working Capital Adjustment pursuant to section 2.12(c) below, one of the following adjustments shall be made:

               (i) If the Post-Closing Working Capital Adjustment is a negative number, RCE shall be entitled to instruct the Escrow Agent to release to RCE from the Escrow Account an amount equal to the Post-Closing Working Capital Adjustment.

               (ii) If the Post-Closing Working Capital Adjustment is a positive number, RCE shall promptly pay to the Escrow and Earnout Participants an amount equal to the Participants' Working Capital Adjustment to which each such holder is entitled.

          (c)     Determination  of  Post-Closing  Working  Capital Adjustment.
                   ------------------------------------------------------------
The Post-Closing Working Capital Adjustment shall be determined as of immediately prior to the Learning Curve Effective Time on the basis of the consolidated balance sheet of Learning Curve and its subsidiaries immediately prior to the Learning Curve Effective Time (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared by RCE in accordance with GAAP, and, to extent the principles used by Learning Curve are consistent with GAAP, the principles will be applied consistent with the most recent Learning Curve Financial Statements. RCE shall deliver to the Shareholder Representatives the Closing Balance Sheet within 45 days after the Closing Date. KPMG LLP or such other independent accounting firm engaged by the Shareholder Representatives at the sole expense of the Escrow and Earnout Participants (which shall not be the Unrelated Accounting Firm referred to below) ("Shareholders' Auditor") shall have the opportunity to observe the taking of the inventory of Learning Curve in connection with the preparation of the Closing Balance Sheet, and to examine the work papers, schedules and other documents prepared by RCE in connection with its preparation of the Closing Balance Sheet. The fees and expenses of the Shareholders' Auditor pursuant to this section 2.12(c) and section 2.13 may be deducted from the Escrow Account in an amount not to exceed $100,000 in the aggregate. Within 30 days following the delivery of the Closing Balance Sheet, the Shareholder Representatives shall deliver to RCE a notice of objection (a "Balance Sheet Objection Notice") or a notice of acceptance (a "Balance Sheet Acceptance Notice") with respect to the Closing Balance Sheet. Such Closing Balance Sheet shall be final and binding on the parties if a Balance Sheet Acceptance Notice is delivered to RCE or if no Balance Sheet Objection Notice is delivered to RCE within such 30 day period. Any Balance Sheet Objection Notice shall specify in reasonable detail the items on the Closing Balance Sheet which are disputed and shall describe in reasonable detail the basis for the objection, as well as the amount in dispute. If a Balance Sheet Objection Notice is given, the parties shall consult with each other with respect to the objection. If the parties are unable to reach agreement within 20 days after a Balance Sheet Objection Notice has been given, any unresolved disputed items shall be promptly referred to PricewaterhouseCoopers LLP or another firm of independent public accountants mutually acceptable to RCE and the Shareholder Representatives (the "Unrelated Accounting Firm"). The Unrelated Accounting Firm shall be directed to render a written report on the unresolved disputed issues with respect to the Closing Balance Sheet within 30 days after the dispute is submitted to them and to resolve only those issues of dispute set forth in the Balance Sheet Objection Notice. The resolution of the dispute by the Unrelated Accounting Firm shall be final and binding on the parties. The fees and expenses of the Unrelated Accounting Firm shall be borne equally by RCE and the Escrow and Earnout Participants (and RCE shall be authorized to deduct such amount that the Escrow and Earnout Participants are responsible for from the Escrow Account after abiding by the procedures set forth therein).

     2.13     Post-Closing  Earnout  Payment.
              ------------------------------

          (a) Promptly, but in no event later than three Business Days after the final determination of the Earnout Payment pursuant to section 2.13(b) below, RCE shall pay to the Escrow and Earnout Participants an amount equal to the Participants' Earnout Consideration to which each such holder is entitled.

          (b) The amount of the Earnout Payment shall be determined on the basis of the consolidated income statement of Learning Curve and its subsidiaries for the year ending December 31, 2003 (the "Income Statement"). The Income Statement shall be prepared by RCE in accordance with GAAP, consistent with RCE current practices and policies, and shall include a certificate of RCE's Chief Financial Officer regarding the amount of the Learning Curve Net Sales and the Learning Curve Trading Margin for the year ending December 31, 2003 as well as the calculation of the amount of the Earnout Payment. RCE shall deliver to the Shareholder Representatives the Income
Statement by March 15, 2004. The Shareholders' Auditor shall have the opportunity to examine the work papers, schedules and other documents prepared by RCE in connection with its preparation of the Income Statement. Within 30 days following the delivery of the Income Statement, the Shareholder Representatives shall deliver to RCE a notice of objection (an "Income Statement Objection Notice") or a notice of acceptance (an "Income Statement Acceptance Notice") with respect to the Income Statement. The Income Statement shall be final and binding on the parties if an Income Statement Acceptance Notice is delivered to RCE or if no Income Statement Objection Notice is delivered to RCE within such 30 day period. Any Income Statement Objection Notice shall specify in reasonable detail the items on the Income Statement which are disputed and shall describe in reasonable detail the basis for the objection, as well as the amount in dispute. If an Income Statement Objection Notice is given, the parties shall consult with each other with respect to the objection. If the parties are unable to reach agreement within 20 days after an Income Statement Objection Notice has been given, any unresolved disputed items shall be promptly referred to the Unrelated Accounting Firm. The Unrelated Accounting Firm shall be directed to render a written report on the unresolved disputed issues with respect to the Income Statement within 30 days after the dispute is submitted to them and to resolve only those issues of dispute set forth in the Income Statement Objection Notice. The resolution of the dispute by the Unrelated Accounting Firm shall be final and binding on the parties. The fees and expenses of the Unrelated Accounting Firm shall be borne equally by RCE and the Escrow and Earnout Participants (and RCE shall be authorized to deduct such amount that the Escrow and Earnout Participants are responsible for from the Escrow Account after abiding by the procedures set forth therein).

          (c) RCE agrees and covenants that during the period from the Closing Date until December 31, 2003: (i) RCE will operate the Affiliated Companies' business in good faith and not in a manner intentionally designed to reduce the amount of the Earnout Payment; (ii) there will be no allocation of corporate overhead or new expenses for the purposes of calculating the Learning Curve Trading Margin or other items upon which the calculations for the Earnout Payment are based; (iii) neither RCE nor Learning Curve will engage in activities or transactions which are intended to have the effect of deferring the receipt or recognition of revenue or the accelerating the payment or recognition of expenses taken into account in calculating the Earnout Payment; and (iv) RCE will not, and will not cause any of the Affiliated Companies or any other Subsidiary of RCE to, dispose of or take any actions intended to materially reduce (x) the sales of any products included within any of the Learning Curve Brands or (y) any assets necessary to continue conduct of the business relating to the sale of any products included within any of the Learning Curve Brands.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF LEARNING CURVE

     Learning Curve, as to itself and each of the other Affiliated Companies, represents and warrants to RCE as follows:

     3.1     Incorporation.  Each  Affiliated  Company  is  a  corporation  duly
             -------------
incorporated, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation. Each Affiliated Company has delivered to RCE complete and correct copies of its articles or certificate of incorporation, by-laws or other charter or similar documents adopted or filed in connection with its creation, formation or organization, each as amended to date (the "Charter Documents"). Each Affiliated Company's Charter Documents so delivered are in full force and effect.

     3.2     Foreign  Qualification.  Each  Affiliated Company is duly qualified
             ----------------------
to conduct business as a foreign corporation and is in good standing under the Laws of each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the lack of such qualification would not have a Material Adverse Effect.

     3.3     Corporate  Power  and  Authority.  Each  Affiliated  Company  has
             --------------------------------
corporate power and authority to carry on the businesses in which it is engaged, to own and use the properties owned and used by it. Learning Curve has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement.

     3.4     Authorization.  The  board  of directors of Learning Curve has duly
             -------------
authorized the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. Learning Curve has taken all corporate actions necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, except with respect to the consummation of the Learning Curve Merger, the approval and adoption of this Agreement by the holders of the outstanding Learning Curve Shares.

     3.5     Execution,  Delivery,  and Enforceability.  This Agreement has been
             -----------------------------------------
executed and delivered by a duly authorized officer of Learning Curve, constitutes a legal, valid, and binding obligation of Learning Curve, and is enforceable against Learning Curve in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     3.6     Capitalization.  The  authorized  capital  stock  of Learning Curve
             --------------
consists solely of 848,736 shares of Class A Common Stock, par value $.001 per share, of which 446,275 shares are issued and outstanding (the "Learning Curve Class A Common Shares"); 67,858 shares of Class B Common Stock, par value $.001 per share (the "Learning Curve Class B Common Shares"), of which39,743 shares are issued and outstanding as of the date of this Agreement; 468,435 shares of Series A Preferred Stock, par value $.001 per share, of which 468,435 shares are issued and outstanding ("Series A Preferred Shares"); 117,109 shares of Series B Preferred Stock, par value $.001 per share, of which 117,109 shares are issued and outstanding ("Series B Preferred Shares"); 48,930 shares of Series C Preferred Stock, par value $.001 per share, of which 48,930 shares are issued and outstanding ("Series C Preferred Shares"); 474,256 Series D Preferred Stock, par value $.001 per share, of which 474,256 shares are issued and outstanding ("Series D Preferred Shares"); and 118,564 shares of Series E Preferred Stock, par value $.001 per share, of which 118,564 shares are issued and outstanding ("Series E Preferred Shares") (such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares, are collectively referred to as the "Learning Curve Preferred Shares" and, together with the Learning Curve Common Shares (without duplication), as the "Learning Curve Shares"). Learning Curve is, and at the Closing will be, the record and beneficial owner of at least 80% of the equity interest of LC SUB II (the "LC SUB II Shares"), free and clear of any Encumbrance, and at the Closing, Learning Curve will transfer and deliver to Sub II good and valid title to all of such LC SUB II Shares and any additional LC Sub II

Shares owned by Learning Curve as of the Closing, free and clear of any Encumbrance. Learning Curve is the record and beneficial owner of at least 90% of the equity interest of LC SUB III (the "LC SUB III Shares"), and at the Closing will be the record and beneficial owner of 100% of the LC SUB III
Shares, in each case free and clear of any Encumbrance, and at the Closing, Learning Curve will transfer and deliver to Sub III good and valid title to all of such LC SUB III Shares, free and clear of any Encumbrance. The Learning Curve Shares, the LC SUB II Shares, and the LC SUB III Shares are referred to collectively herein as the "Affiliated Company Shares." All the issued and outstanding Affiliated Company Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued and outstanding Affiliated Company Shares (a) was offered or sold in violation of any provision of the Securities Act or (b) was issued in violation of any preemptive rights or any similar rights that entitle any Person to acquire any Affiliated Company Shares upon the issuance or sale thereof. Except as disclosed in section 3.6 of the Affiliated Company Disclosure Schedule, there are no authorized or outstanding Derivative Securities of any Affiliated Company that are convertible into or exercisable or exchangeable for any Affiliated Company Shares or other shares of capital stock or securities of any Affiliated Company, and there are no preemptive or other authorized or outstanding rights, options, warrants, calls, redemption rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments to which any Affiliated Company is a party or by which it is bound providing for the issuance, transfer, sale, or other disposition of any Affiliated Company Shares or other shares of capital stock or securities of any Affiliated Company. Except as disclosed in Section 3.6 of the Affiliated Company Disclosure
Schedule, there are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Affiliated Company Shares or other shares of capital stock of any Affiliated Company. Except as disclosed in Section 3.6 of the Affiliated Company Disclosure Schedule, no Affiliated Company has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of any Affiliated Company on any matter. Pursuant to the Learning Curve Stock Option Plan and any other agreements, instruments or other documents governing the terms of the Learning Curve Stock Options or any other Derivative Securities of Learning Curve, all Learning Curve Stock Options and other Derivative Securities of Learning Curve outstanding immediately prior to the Learning Curve Effective Time will terminate as provided by section 2.10 and no shares of capital stock of Learning Curve or the Learning Curve Surviving Corporation shall be issued or outstanding with respect to any such Learning Curve Stock Options or other Derivative Securities upon the consummation of the Learning Curve Merger.

     3.7     Notices,  Filings,  and  Approvals.  Except as disclosed in section
             ----------------------------------
3.7 of the Affiliated Company Disclosure Schedule and except filings under the HSR Act and filing of the merger certificate in Delaware, no notice to, filing with, or approval, authorization, consent, order, or other action by, any Person is required of any Affiliated Company for the execution and delivery of this Agreement, the performance of its obligations hereunder, or the consummation of the transactions contemplated hereby.

     3.8     Compliance.  Each  Affiliated  Company  is  in  compliance  in  all
             ----------
materials respects with all the provisions of (a) its Charter Documents; (b) all applicable Laws and all applicable rules and regulations of all Governmental Authorities; (c) all permits, approvals, authorizations, licenses, privileges, and registrations necessary for the ownership of its assets and properties and the conduct of its business; and (d) all judgments, decrees, orders, writs, injunctions, and other rulings of all Governmental Authorities, and other authorities having jurisdiction over the Affiliated Company or any of its properties, assets, or operations. Each Affiliated Company has all permits, licenses, variances, exemptions, orders, and other governmental authorizations, consents, and approvals necessary to conduct its business as presently conducted, and each such permit, license, variance, exemption, order, and other governmental authorization, consent, and approval is as of the date hereof, and will continue to be following the consummation of the Learning Curve Merger and the other transactions contemplated by this Agreement, valid and in full force and effect. No Affiliated Company has received any written notice or communication of any material failure to comply with any of the foregoing that has not been cured (as evidenced by a written notice to such effect, a copy of which has been provided to RCE) as of the date hereof. In the past three years, no Affiliated Company has had any license, certificate of authority, or permit revoked or has had any Governmental Authority deny any of its applications for a license, permit, or certificate of authority. The foregoing representations in this section 3.8 shall be superseded by section 3.21 hereof with respect to Laws applicable to Taxes and by section 3.25 hereof with respect to Environmental Laws.

     3.9     Noncontravention.  Except  as  disclosed  in  section  3.9  of  the
             ----------------
Affiliated Company Disclosure Schedule, neither the execution or delivery by Learning Curve of this Agreement, nor the performance of its obligations hereunder, nor the consummation of the transactions contemplated hereby, does or will, whether with or without the giving of notice or the passage of time or both, (a) result in any violation of or conflict with any provision of (i) Charter Documents of any Affiliated Company, (ii) subject to making the filings referred to in section 3.7 hereof, any applicable Law currently in effect, (iii) any permit, approval, authorization, license, privilege, or registration necessary for the ownership of its assets and properties and the conduct of its business, or (iv) any judgment, decree, order, writ, injunction, or other ruling of any Governmental Authority, or other authority having jurisdiction over any Affiliated Company or any of its properties, assets, or operations, (b) conflict with, result in a breach of, constitute a default or event of default under, result in the acceleration of performance under, result in the termination of, loss of a material benefit under, or create in any party the right to accelerate, terminate, cancel, or modify, any provision of any Contract to which any Affiliated Company is a party or is otherwise bound, or (c) result in the imposition of any Encumbrance upon any assets or properties of any Affiliated Company.

     3.10     Investments.  Except  as  disclosed  in  section  3.10  of  the
              -----------
Affiliated Company Disclosure Schedule, each Affiliated Company has no Subsidiaries and does not own of record or beneficially any capital stock or other securities of, or any other equity or proprietary interest in, any other Person.

     3.11     Financial  Statements.  True  and  complete  copies  of  Learning
              ---------------------
Curve's audited balance sheets as of December 31, 2001, and December 31, 2000, its audited statements of income, stockholders' equity, and cash flow for the years ended December 31, 2001, and December 31, 2000, its unaudited balance sheet as of December 31, 2002, and its unaudited statements of income and cash flows for the year ended December 31, 2002 (collectively, the "Learning Curve Financial Statements") are set forth in section 3.11 of the Affiliated Company Disclosure Schedule. The Learning Curve Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the respective periods covered thereby, and present fairly, in all material respects, the financial position of Learning Curve as of the respective dates thereof, and the results of operations, changes in stockholders' equity, and cash flows of Learning Curve for the respective fiscal years and periods covered thereby. Not less than five days prior to Closing, Learning Curve shall deliver to RCE the audited balance sheet of Learning Curve as of December 31, 2002 and its audited statements of income, stockholders' equity and cash flow for the year ended December 31, 2002 (the "2002 Audited Financial Statements"). The 2002 Audited Financial Statements will not reflect any material changes or differences from the unaudited Learning Curve Financial Statements for the same date or period, other than ordinary course audit adjustments which are not material individually or in the aggregate. Except as disclosed in Schedule 3.11, the 2002 Audited Financial Statements will be prepared in accordance with GAAP applied on a consistent basis throughout the respective periods covered thereby, and present fairly, in all material respects, the financial position of Learning Curve for the fiscal year end and periods covered thereby.

     3.12     No  Undisclosed  Liabilities.  Except as disclosed in section 3.12
              ----------------------------
of the Affiliated Company Disclosure Schedule, no Affiliated Company has any material Liabilities that would be required to be reflected on a balance sheet prepared in accordance with GAAP, except for (a) the Liabilities reflected or reserved against in the most recent Learning Curve Financial Statements; (b) current Liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent Learning Curve Financial Statement; and (c) Liabilities for Transaction Expenses.

     3.13     Accounting  Controls.  Learning  Curve  maintains  a  system  of
              --------------------
internal  accounting  controls  sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.14     Off-Balance-Sheet  Arrangements.  No  Affiliated  Company  has any
              -------------------------------
Off-Balance  Sheet  Arrangements.

     3.15     Related-Party  Transactions.  Except  as disclosed in section 3.15
              ---------------------------
of the Affiliated Company Disclosure Schedule and except for regular payments of salary or other compensation in the ordinary course of business consistent with past practice to any Related Party who is an employee of Learning Curve, there are no transactions or business relationships in excess of $25,000, individually or in the aggregate, between an Affiliated Company and any Related Party. Except as disclosed in section 3.15 of the Affiliated Company Disclosure Schedule, no Affiliated Company is a party to or bound by any Contract in excess of $25,000, individually or in the aggregate, with any Related Party. Except as disclosed in section 3.15 of the Affiliated Company Disclosure Schedule, none of the Affiliated Companies has any Liability in excess of $25,000, individually or in the aggregate, to any Related Party, or vice versa, arising from or in connection with any such transaction or business relationship. Except as disclosed in section 3.15 of the Affiliated Company Disclosure Schedule, no Related Party owns or leases any assets or properties of any Affiliated Company in excess of $25,000, individually or in the aggregate.

     3.16     Absence  of  Certain Developments.  Except as disclosed in section
              ---------------------------------
3.16 of the Affiliated Company Disclosure Schedule, since December 31, 2002 (the "Affiliated Company Balance Sheet Date"), there has not been any state of facts, change, circumstance, development, or event that has had or would reasonably be expected to have a Material Adverse Effect on the Affiliated Companies, taken as a whole. In particular, except as disclosed in section 3.16 of the Affiliated Company Disclosure Schedule, since the Affiliated Company Balance Sheet Date through the date hereof, no Affiliated Company has:

          (a) conducted its business outside the ordinary course of business consistent with past practice;

          (b) made or suffered any material change in the nature or conduct of its business, regardless of whether such change has had or could reasonably be expected to have a Material Adverse Effect;

          (c) received notice that any of its 20 largest customers or 20 largest suppliers, by volume of sales with respect to customers and purchases with respect to suppliers, for its fiscal year ended December 31, 2002, intends to materially alter the amount of business conducted with Learning Curve or to cease conducting business with Learning Curve altogether;

          (d) entered into, amended in any material respect, or terminated in whole or in material part any material Affiliated Company Contract;

          (e) (i) made or incurred any capital expenditure, except in the ordinary course of business consistent with past practice, or (ii) made or incurred any capital expenditures in January 2003 in an aggregate amount in excess of the total amount of capital expenditures (the "January 2003 Capital Expenditure Budget Amount") set forth in the January 2003 capital expenditure budget in the form previously delivered by Learning Curve to RCE;

          (f) sold, assigned, licensed, exchanged, leased, transferred or otherwise disposed of any material portion of its material assets or properties, other than for a fair consideration (except for sales of slow moving, obsolete or excess inventory in the ordinary course of business) and except in the ordinary course of business consistent with past practice with suitable replacements being obtained therefor to the extent necessary to operate the business;

          (g) suffered any material damage to or destruction or loss of any of its assets or properties, regardless of whether such damage, destruction, or loss was covered by insurance;

          (h) purchased, leased, or otherwise acquired any assets or properties, except in the ordinary course of business consistent with past practice;

          (i)     (i)     incurred  any  Liability  to  any Person in excess of
$25,000 in the aggregate, except in the ordinary course of business consistent with past practice, or (ii) incurred any Liability to any Person involving actual or potential aggregate future payments by an Affiliated Company in excess of $150,000, except for purchase orders for products made in the ordinary course of business consistent with past practice;

          (j) borrowed any money or issued any bonds, debentures, notes, or other instruments evidencing borrowed money, except borrowings under the Credit Agreement, and except that Learning Curve or an Affiliated Company may execute and deliver the Canadian Purchase Notes;

          (k) paid, discharged, or satisfied any of its material Liabilities, except in the ordinary course of business consistent with past practice;

          (l) failed to pay, discharge, or satisfy any of its material Liabilities when due and payable or delayed doing any of the foregoing, except for such Liabilities that it believes in good faith are not owed and do not exceed, individually or in the aggregate, $35,000;

          (m) received notice that any Person party thereto has accelerated, terminated, modified, or cancelled any material Affiliated Company Contract;

          (n) made any loan or advance of money to any Person in an amount in excess of $5,000 or made loans or advanced money to Persons in the aggregate in excess of $25,000, other than Stock Option Loans (which Stock Option Loans will be paid in full from the Cash Consideration payable to the borrower pursuant to the Learning Curve Merger) and ordinary expense reimbursement and use of company credit cards by employees consistent with Learning Curve's past practices;

          (o) compromised, canceled, waived, or released any material claim or right of an Affiliated Company or any material Liability of any other Person;

          (p) received notice that any material Liability has been asserted against an Affiliated Company;

          (q) subjected any of its assets or properties, or permitted any of its assets or properties to be subjected to, any Encumbrance except for Permitted Liens;

          (r) granted any general increase in compensation to its employees as a class, except in accordance with past practice or as required by Law, or increased by more than 5% the total annual cash compensation payable to any employee whose total annual cash compensation prior to such increase was less than $50,000;

          (s) except as required by Law, made any material change in the employment terms of any director, officer, or employee outside the ordinary course of business consistent with past practice, or entered into or made a material amendment to any employment, severance or special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or employees to increase the benefits provided or to provide additional or new benefits to any such person;

          (t) (i) except as required by Law, adopted, established, made a material amendment to, or terminated any Employee Benefit Plan, or (ii) paid any amount or provided any benefit under any Employee Benefit Plan, except in the ordinary course of business consistent with past practice;

          (u) (i) experienced any labor organizational effort, strike, organized work stoppage or interruption, or organized work slowdown, (ii) received any written claim or grievance, unfair labor practice charge or complaint, charge of discrimination, or occupational health and safety citation or complaint involving any present or former employee or other personnel retained by an Affiliated Company other than routine individual grievances, or
(iii) experienced any change in its employee relations that has had or could reasonably be expected to have a Material Adverse Effect;

          (v) (i) amended or authorized amendment of its certificate of incorporation or by-laws, or (ii) rescinded or modified or authorized rescission or modification of any resolutions adopted by its board of directors or stockholders;

          (w) (i) changed its authorized capital stock, (ii) effected any stock split, reverse stock split, or other recapitalization affecting its capital stock, (iii) issued or sold or otherwise disposed of any of its capital stock, options, warrants, calls, or other rights to purchase capital stock, any securities convertible into or exchangeable for capital stock, or other securities, or (iv) purchased, redeemed, retired, or otherwise acquired any of its capital stock or other securities;

          (x) declared, paid, or set aside for payment any dividends, distributions, or payments on its capital stock (whether in cash, stock, property or otherwise);

          (y) (i) changed any of its accounting methods, principles, assumptions, or practices, or (ii) written up, down, or off the value of any of its assets;

          (z) failed to perform in all material respects all obligations required to be performed by it under any material Affiliated Company Contract;

          (aa) received notice that its business requires a new or additional permit, consent or permission from any Governmental Authority pursuant to any Environmental Laws;

          (bb) failed to pay when due any premium with respect to any insurance policy covering an Affiliated Company or its business, assets, properties, directors, officers, or employees, or (ii) canceled or failed to renew any such insurance policy; or

          (cc) agreed, committed, or otherwise arranged to take or suffer the taking of any action described in this section 3.16, regardless of whether such agreement, commitment, or other arrangement is oral, written or otherwise.

     3.17     Title  to,  and  Sufficiency  of,  Assets.  Except as disclosed in
              -----------------------------------------
section 3.17 of the Affiliated Company Disclosure Schedule, and except for assets disposed of in the ordinary course of business consistent with past practice, each Affiliated Company has full legal and beneficial title to or a valid license or leasehold interest in all the assets and properties owned or used by it and reflected on the most recent Learning Curve Financial Statements (including, without limitation, all furniture, fixtures, fixed assets, equipment, personal property, real property, leasehold interests and improvements, cash and cash equivalents, accounts receivable, notes receivable, negotiable instruments, chattel paper, deposits, inventory, Contract interests, Affiliated Company Intellectual Property, computer software (including source codes), permits, business books and records, business materials, corporate books and records, tax credits and refunds, and insurance policies and rights with respect thereto), free and clear of all Encumbrances except for Permitted Liens. Such assets constitute all of the assets and properties necessary to conduct its business as currently conducted. Section 3.17 of the Affiliated Company Disclosure Schedule contains a complete list of all product tooling with an original cost of $20,000 or more possessed or used by any Affiliated Company that is not owned by an Affiliated Company or one of its Subsidiaries.

     3.18     Condition  of  Assets.  All assets and properties owned or used by
              ---------------------
any Affiliated Company in the conduct of its business are in good condition and working order, ordinary wear and tear excepted.

     3.19     Intellectual  Property.  An  Affiliated Company owns, or has other
              ----------------------
legitimate and recognized license rights in, all the Affiliated Company Intellectual Property necessary to conduct the Affiliated Company's business as currently conducted. All rights of each Affiliated Company in the Affiliated Company Intellectual Property currently used by such Affiliated Company are valid and subsisting. Except as disclosed in section 3.19 of the Affiliated Company

Disclosure Schedule, each Affiliated Company has taken all commercially reasonable measures to protect its rights with respect to its Owned Affiliated Company Intellectual Property, including those measures required by Law. All maintenance, annuity, renewal, and other fees required to be paid by any Affiliated Company as of the date hereof with respect to the registration and protection of its Affiliated Company Intellectual Property have been timely paid or, if not timely paid, paid late together with the payment of any fees or penalties required in order for such late payment to not result in any adverse effect on the Affiliated Company's current use or ownership of such Affiliated Company Intellectual Property. To Learning Curve's Knowledge, no Affiliated Company is required to pay any royalty, honorarium, fee, or other amount to any Person for its use of any Affiliated Company Intellectual Property other than
(i) fees and payments to the respective government offices required to be paid by the Affiliated Company for obtaining and maintaining protection of the Affiliated Company Intellectual Property and (ii) royalties and other license fees under Contracts with respect to Licensed Affiliated Company Intellectual Property. Any Affiliated Company's use of any of the Owned Affiliated Company Intellectual Property and, to Learning Curve's Knowledge, any of the Licensed Affiliated Company Intellectual Property, does not infringe or has not infringed any Intellectual Property right of any Person, nor has it, through such use, misappropriated or improperly used or disclosed any Intellectual Property of any Person. Except as disclosed in section 3.19 of the Affiliated Company Disclosure Schedule, there is no pending or, to the Knowledge of Learning Curve, threatened claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding relating to any of the Owned Affiliated Company Intellectual Property. Except as disclosed in section 3.19 of the Affiliated Company Disclosure Schedule, there is no pending claim, charge, demand, inquiry, investigation, actions, suit, arbitration, or other legal proceeding against any Affiliated Company relating to any of the Licensed
Affiliated Company Intellectual Property, or, to the Knowledge of Learning Curve, any threatened claim, charge, demand, inquiry, investigation, actions, suit, arbitration, or other legal proceeding relating to any of the Licensed Affiliated Company Intellectual Property or, to the Knowledge of Learning Curve, any pending claim, charge, demand, inquiry, investigation, actions, suit, arbitration, or other legal proceeding against any licensor relating to any of the Licensed Affiliated Company Intellectual Property. Following the Learning Curve Merger and the other transactions contemplated by this Agreement, an Affiliated Company will continue to own or have the uninterrupted right to use the Affiliated Company Intellectual Property pursuant to the same terms and conditions existing on the date hereof.

     3.20     Contracts.  Except  as disclosed in section 3.20 of the Affiliated
              ---------
Company Disclosure Schedule, no Affiliated Company is a party to or bound by any of the following Contracts (collectively, the "Affiliated Company Contracts"):

     (a) Contract that involves or could reasonably be expected to involve aggregate future payments by an Affiliated Company in excess of $75,000 that is not in the ordinary course of business;

     (b) Contract that (i) involves or could reasonably be expected to involve aggregate future payments by an Affiliated Company in excess of $75,000 and (ii) is not terminable by an Affiliated Company within 90 days after giving notice to the other party to the Contract without any penalty, premium, or continuing Liability being imposed on an Affiliated Company, except customer and vendor purchase orders entered into in the ordinary course of business consistent with past practice;

     (c) Contract that involves or could reasonably be expected to involve aggregate future payments by an Affiliated Company with any Related Party;

     (d) Contract for the sale, assignment, license, exchange, lease, transfer, or other disposition of any of its assets or properties in an amount in excess of $35,000, except customer and vendor purchase orders entered into in the ordinary course of business consistent with past practice and except in the ordinary course of business consistent with past practice;

     (e) Contract for the purchase, lease, or other acquisition of any assets or properties in an amount in excess of $35,000, except vendor purchase orders entered into in the ordinary course of business consistent with past practice and except in the ordinary course of business consistent with past practice;

     (f) Contract for the merger, consolidation, recapitalization, or any other reorganization of an Affiliated Company, except for this Agreement;

     (g)  Contract  for  the  borrowing  of  money  from  any  Person;

     (h) Contract for the lending or advancing of money in an amount to any Person other than for ordinary expense reimbursement and use of company credit cards by employees consistent with Learning Curve's past practices;

     (i)  Contract  with  any  Governmental  Authority;

     (j) Contract for the employment of any Person (other than employment that is terminable at will) or for consulting, contracting, agency, or other similar services by any Person in excess of $50,000;

     (k) Contract relating to the termination of any Person's employment or providing severance or other post-termination benefits in connection therewith;

     (l) Contract with any labor union, including any collective bargaining agreement;

     (m) Contract that limits the right of an Affiliated Company to engage in any business or to compete with any Person;

     (n) Contract that is in violation of Law or the performance of which is or would be in violation of Law;

     (o) Contract that requires the approval, authorization, or consent of any party thereto to the consummation of the transactions contemplated by this Agreement;

     (p) any other Contract the performance of which involves consideration in excess of $35,000 except customer and vendor purchase orders entered into in the ordinary course of business consistent with past practice; or

     (q) any Contract with any consultant or independent contractor which involves the payment of compensation in excess of $35,000 or a term greater than six months.

          Learning Curve has delivered true and complete copies of all of the Affiliated Company Contracts to RCE prior to the date hereof. Except as disclosed in section 3.20 of the Affiliated Company Disclosure Schedule, each Affiliated Company Contract is as of the date hereof, and will continue to be following the consummation of the Learning Curve Merger and the other transactions contemplated by this Agreement, valid, in full force and effect, and enforceable against each other party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally. Except as disclosed in items numbered 41 and 42 of section 3.20 of the Affiliated Company Disclosure Schedule, there is no material conflict, disagreement, or dispute regarding any Affiliated Company Contract between the Affiliated Company and any other party thereto. Except as disclosed in items numbered 41 and 42 of section 3.20 of the Affiliated Company Disclosure Schedule, no Affiliated Company has threatened, and Learning Curve has no Knowledge that any other party has threatened, to cancel any Affiliated Company Contract. Except as disclosed in items numbered 41 and 42 of section 3.20, section 3.7, section 3.9 and section 3.27 of the Affiliated Company Disclosure

Schedule, there is no material breach or default under any Affiliated Company Contract by an Affiliated Company or any other party thereto. To the Knowledge of Learning Curve, no act, omission, event, development, condition, or circumstance has occurred or is existing that, with or without the giving of notice or the passage of time or both, would become or result in any material breach or default under any Affiliated Company Contract by an Affiliated Company or any other party thereto. Except as disclosed in sections 3.7, 3.9 and 3.27 of the Affiliated Company Disclosure Schedule and without making any admissions with respect thereto, each Affiliated Company is in compliance in all material respects with all the provisions of all Affiliated Company Contracts to which it is a party or otherwise bound. Except as disclosed in items numbered 41 and 42 of section 3.20 of the Affiliated Company Disclosure Schedule, no Affiliated Company has released or waived any material right or remedy under any Affiliated Company Contract. Each Affiliated Company, to Learning Curve's Knowledge, is not subject to any material legal obligation, and Learning Curve has no Knowledge that any other party has any legal right, to materially renegotiate any Affiliated Company Contract. Except as disclosed in section 3.27 of the Affiliated Company Disclosure Schedule, Learning Curve has no Knowledge of any pending or threatened bankruptcy, insolvency, or similar proceeding with respect to any other party to the Affiliated Company Contracts.

     3.21     Taxes.  Except  as  disclosed  in  section  3.21 of the Affiliated
              -----
Company Disclosure Schedule, all Tax Returns required to be filed by an Affiliated Company with all taxing authorities on or before the date hereof have been timely filed. Except as disclosed in section 3.21 of the Affiliated Company Disclosure Schedule, all such filed Tax Returns have been prepared in accordance with all applicable Laws and correctly reflect in all material respects the facts regarding the Affiliated Company's income, business, assets, operations, activities, and status and all other information required to be shown thereon as of the date of filing. Except as disclosed in section 3.21 of the Affiliated Company Disclosure Schedule, each Affiliated Company has timely paid all Taxes shown on the books and records of the Affiliated Company to be due and reflected on such filed Tax Returns. Except as disclosed in section
3.21 of the Affiliated Company Disclosure Schedule, each Affiliated Company has timely made all required deposits and estimated payments with respect to accrued Taxes as of the date of such statements. Except as disclosed in section 3.21 of the Affiliated Company Disclosure Schedule, the reserves for Taxes contained in its most recent Affiliated Company Financial Statement are adequate to cover all accrued and unpaid Taxes as of the date thereof. Each Affiliated Company has withheld or collected from each payment made to each of its employees the amount of all Taxes required to be withheld or collected therefrom, and the Affiliated Company has paid the same to the appropriate taxing authority or depository. Learning Curve (a) is not currently subject to audit by any taxing authority,
(b)  has  no  Knowledge  that  any
taxing authority has threatened or given notice of an intended audit, (c) has not received from any taxing authority any written notice of deficiencies, adjustments, assessments, or other charges with respect to Taxes paid or payable (that have not previously been settled, paid or otherwise resolved), or (d) made any payment, or provided any benefit, to any present or former director, officer, or employee that is not allowable as a deduction under the Code. No extension of time for the filing of Tax Returns or the payment of Taxes by any Affiliated Company is in effect on the date hereof. No Affiliated Company has within the last five years (i) redeemed, retired, or otherwise acquired any of its capital stock or other securities, or (ii) declared, paid or set aside for payment any dividends, distributions, or payments on its capital stock except as disclosed in section 3.21 of the Affiliated Company Disclosure Schedule.

     3.22     Insurance.  All  Insurance Policies to which an Affiliated Company
              ---------
is a party or under which it is covered as of the date of this Agreement are disclosed in section 3.22 of the Affiliated Company Disclosure Schedule, and Learning Curve has delivered true and complete copies of all such Insurance Policies (and correspondence relating to the current availability of coverage or any outstanding claims thereunder) and of all pending applications for Insurance Policies to RCE prior to the date hereof. Each of the Insurance Policies to which an Affiliated Company is a party or that provides coverage to it is as of the date hereof, and will continue to be immediately following the consummation of the Learning Curve Merger and the other transactions contemplated by this Agreement, valid, in full force and effect, and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. Each Affiliated Company has paid when due all premiums and other costs with respect to each Insurance Policy to which it is a party or that provides coverage to it and has otherwise performed all of its obligations under each such Insurance Policy. All Insurance Policies, taken together, are sufficient for compliance with all Laws applicable to each Affiliated Company and with all Affiliated Company Contracts. There is no claim insured under any Insurance Policy in excess of $25,000 of which an Affiliated Company has not properly and timely notified the applicable insurer other than any claim which may still be properly and timely notified. There is no pending claim filed by an Affiliated Company under any Insurance Policy as to which the insurer has denied coverage or is defending under a reservation of rights. No Affiliated Company has received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (b) any notice of cancellation or any other indication that any Insurance Policy is no longer in full force or effect or that the applicable insurer is not willing or able to perform its obligations thereunder. Except as disclosed in section 3.22 of the Affiliated Company Disclosure
Schedule, no Affiliated Company is obligated under any Contract to provide insurance coverage to any third party (including Related Parties).

     3.23     Employment  and Labor.  No Affiliated Company is delinquent in any
              ---------------------
material respect in the payment of any wages, salaries, commissions, bonuses, reimbursements, or other compensation payable to any of its present or former employees. Except as disclosed in section 3.23 of the Affiliated Company Disclosure Schedule, the employment of each employee of an Affiliated Company is terminable at will without any cost or Liability to the Affiliated Company, except for the payment of accrued wages, salaries, commissions, bonuses, reimbursements, and other compensation and the provision of benefits under the Employee Benefit Plans. Learning Curve has no Knowledge that any of its directors, officers, or other management-level employees intends to terminate his or her employment with an Affiliated Company, except as contemplated by this Agreement. Each Affiliated Company is in compliance with all applicable Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, occupational health and safety, and the employment of nonresidents, except for such instances of noncompliance that in the aggregate have not had and could reasonably be expected not to have a Material Adverse Effect. There is no outstanding and unresolved written claim or grievance, unfair labor practice charge or complaint, charge of discrimination, or health and safety citation or complaint involving any present or former employee or other personnel retained by an Affiliated Company other than routine individual grievances. There is no pending or, to the Knowledge of Learning Curve, threatened claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding concerning any Affiliated Company's employment practices. No Affiliated Company is a party to any collective bargaining agreement or other Contract with any labor union and has not received written notice of any labor organizational efforts with respect to its employees. No Affiliated Company has experienced any strike, organized work stoppage or interruption, or organized work slowdown by its employees during the last three years.

     3.24     Employee  Benefit  Plans.
              ------------------------

          (a) All Employee Benefit Plans maintained or operated by an Affiliated Company or an ERISA Affiliate of an Affiliated Company or under which it has any Liability are disclosed in section 3.24 of the Affiliated Company Disclosure Schedule. Section 3.24 of the Affiliated Company Disclosure Schedule contains a true and complete list of all employee handbooks, manuals, brochures, publications or similar documents of each Affiliated Company regarding personnel matters and hiring, evaluation, supervision, training, termination and promotion of employees of an Affiliated Company, including but not limited to an Affiliated Company's affirmative action plan, if any, kept in the ordinary course of business ("Personnel Documents"). Learning Curve has furnished to RCE true and correct copies of all the documents listed in section 3.24 of the Affiliated

Company Disclosure Schedule. True, complete and correct copies of the following have been made available to RCE: (i) each Employee Benefit Plan, and a written summary of any Employee Benefit Plan not in writing, (ii) the most recent opinion letter received from the Internal Revenue Service, (iii) the summary plan description and all summaries of material modifications and all material communications to employees with respect to any Employee Benefit Plan, (iv) the five most recent annual reports on Internal Revenue Service Form 5500 or 5500C required to be filed for each Employee Benefit Plan including Schedule A and Schedule B thereto (except in the case of an Employee Benefit Plan that has been in existence for less than 5 years, in which case, for as long as it has been in existence), (v) actuarial reports, if applicable, and the most recent periodic accounting of related plan assets, and (vi) all related trust agreements, annuity contracts, insurance contracts or other funding arrangements which implement any Employee Benefit Plan, and (vii) in the case of stock options or stock appreciation rights issued under any Employee Benefit Plan which is a stock option or stock appreciation rights plan, a list of holders, dates of grant, number of shares, exercise price per share and dates exercisable, and
(viii)  each  Personnel  Document.

          (b) The plan sponsor for Learning Curve's Employee Benefit Plan which is intended to be qualified under Code section 401(a) and which has been adopted by Learning Curve has received a favorable opinion letter dated September 18, 2001 with respect to its prototype non-standardized profit sharing plan. To the Knowledge of Learning Curve, no act, omission, event, development, condition, or circumstance has occurred or is existing that would cause any Employee Benefit Plan to become disqualified for purposes of Code section 401(a). No Affiliated Company has any trust which is intended to qualify under Code section 501(c)(9). Each Affiliated Company is, and each Employee Benefit Plan is maintained and operated, in compliance with all applicable Laws relating to Employee Benefit Plans (including, without limitation, Code section 401(a) and ERISA) and all the terms of such Employee Benefit Plan, except for such instances of noncompliance that in the aggregate have not had and could reasonably be expected not to have a Material Adverse Effect. No Affiliated Company has incurred any Liability to the IRS, the DOL, or the PBGC in connection with any Employee Benefit Plan.

          (c) Except as disclosed in section 3.24 of the Affiliated Company Disclosure Schedule, neither an Affiliated Company nor any of its officers or directors, has taken any action directly or indirectly which obligates an Affiliated Company to institute or modify or change any Employee Benefit Plan, any actuarial or other assumption used to calculate funding obligations with respect to any of the Affiliated Company's Employee Benefit Plans, or the manner in which contributions to any of the Employee Benefit Plans are made or the basis on which such contributions are determined.

          (d) With respect to each Employee Benefit Plan (i) no prohibited transaction as defined in ERISA section 406 or Code section 4975 has occurred,
(ii) neither an Affiliated Company nor any of its current or former directors, officers, employees or any other "fiduciary," within the meaning of ERISA section 3(21), has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable Law, or has any Liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the assets of any Employee Benefit Plan, and there is no pending, or to the Knowledge of Learning Curve, threatened or anticipated action, suit, grievance, arbitration or other manner of litigation or claim under any Employee Benefit Plan or with respect to the assets thereof, or by or on behalf of any current or former director, officer or employee, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits where the plan's administrative claims procedure has not yet been exhausted), including but not limited to any action, suit, grievance, arbitration or other manner of litigation or claim regarding conduct which allegedly interferes with the attainment of rights under any Employee Benefit Plan, and (iii) neither Learning Curve nor any of its directors or officers or any fiduciary of any Employee Benefit Plan has any Knowledge of any facts which could give rise to arbitration or other manner of litigation or claims with respect to any Employee Benefit Plan, except for, with respect to (i), (ii) and
(iii) above, such instances of noncompliance that in the aggregate have not had and could reasonably be expected not to have a Material Adverse Effect.

          (e) All reports and descriptions of the Employee Benefit Plans (including, without limitation, IRS Form 5500 annual reports, summary annual reports, and summary plan descriptions) required to be filed within the past five years by an Affiliated Company with the IRS, the DOL, or the PBGC on or before the date hereof have been timely filed, and as appropriate, have been timely provided to the participants in the Employee Benefit Plans.

          (f) There is no pending or, to the Knowledge of Learning Curve, threatened claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding relating to any Employee Benefit Plan, except for claims for benefits thereunder made in the ordinary course.

          (g) Except as disclosed in section 3.24 of the Affiliated Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting or payment, or increase the amount, of the compensation or benefits to be paid or provided to any present or former officer or employee of an Affiliated Company. Except as disclosed in section 3.24 of the Affiliated Company Disclosure Schedule, no Contract or Employee Benefit Plan provides for any "excess parachute payment," within the meaning of Code section 4999, upon or in connection with the consummation of the transactions contemplated by this Agreement.

          (h) No Affiliated Company has been liable at any time for contributions to any Employee Benefit Plan that is or was subject to ERISA Title IV.

          (i) Each Affiliated Company or an ERISA Affiliate of the Affiliated Company, as applicable, has made all contributions required to be made by it pursuant to the terms of any Employee Benefit Plan or any collective bargaining agreement to which it is a party or as otherwise required by applicable law. With respect to each Employee Benefit Plan, subject to only normal retrospective adjustments in the ordinary course, all insurance premiums, including premiums to the PBGC, have been paid in full for policy years or other applicable policy periods ending on or prior to the date hereof. There exists no "accumulated funding deficiency" within the meaning of ERISA section 302 and Code section 412, with respect to any Employee Benefit Plan, regardless of whether such deficiency has been waived.

          (j) Each Affiliated Company does not have, and the consummation of the transactions contemplated by this Agreement will not result in, any Liability for (i) any minimum funding contribution required under ERISA section 302(c)(11) or Code section 412(c)(11), (ii) any payment required under ERISA section  302(e)  or  Code  section  412(m),  (iii)  any lien imposed under ERISA section 302(f) or Code section 412(n), (iv) any excise tax imposed with respect to an accumulated funding deficiency under Code section 4971, (v) the termination of or withdrawal from any plan under ERISA sections 4062, 4063, or 4064, or (f) the withdrawal from any multi-employer plan under ERISA section 4201.

          (k) Except as disclosed in section 3.24 of the Affiliated Company Disclosure Schedule, no Employee Benefit Plan is (i) a "multiemployer plan" within the meaning of ERISA sections 3(37) or 4001(a)(3) or Code section 414(f),
(ii) a "multiple employer welfare plan" or a "multiple employer welfare arrangement" within the meaning of ERISA section 514(b)(6), or a "welfare benefit fund" within the meaning of Code section 419(e). Each Affiliated Company has not incurred and does not expect to incur any withdrawal Liability (either as a contributing employer or as part of a controlled group which includes a contributing employer) to any multiemployer plan, in connection with any complete or partial withdrawal from such plan occurring on or before the Closing Date or as a result of the transactions contemplated under this Agreement.

          (l) Except as disclosed in section 3.24 of the Affiliated Company Disclosure Schedule, no Employee Benefit Plan provides medical, life or other welfare benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable Law). With respect to any Contract or arrangement with an insurance company providing funding under any Employee Benefit Plan, there is no Liability for any retroactive rate adjustment. Each Affiliated Company has the right to amend or terminate its participation with respect to each Employee Benefit Plan in accordance with its terms. Each Employee Benefit Plan that is a "group health plan," within the meaning of Code section 5000 has been operated in compliance with Code section 4980B or ERISA sections 601 through 608, ERISA sections 701 through 713, the administrative simplification provisions of the Health Insurance Portability Act of 1996, as applicable, and the secondary payor requirements of section 1862(b) of the Social Security Act. No claim for medical benefits has been incurred (but not reported) under any Employee Benefit Plan with respect to any current or former employee (or the spouse of dependent of such employee) which is in excess of $25,000.

          (m) The total aggregate potential maximum liability for the entire current fiscal year and any remaining earned but unpaid amounts for prior fiscal years under any cash bonus plan listed in section 3.24 of the Affiliated Company Disclosure Schedule is $100,000, of which 100% has been accrued as a liability on the balance sheet of Learning Curve as of December 31, 2002. Each Affiliated Company has continued to accrue since December 31, 2002 all amounts payable pursuant to any cash bonus plan in accordance with its past practice.

     3.25     Environmental  Matters.
              ----------------------

          (a) Except as disclosed in section 3.25 of the Affiliated Company Disclosure Schedule, each Affiliated Company and its business are in compliance in all material respects with all applicable Environmental Laws in connection with the ownership, operation and condition of its properties (whether owned or leased), assets, and business and have all permits, licenses, approvals, and other such authorizations from Governmental Authorities to operate its business in full compliance with Environmental Law, and, as of the date of this Agreement, neither an Affiliated Company nor its business has received any notice, order or directive from any Person or Governmental Authority alleging a violation of any Environmental Law.

          (b)     With  respect  to  each  Affiliated  Company:

               (i) There are no Contaminants located on, contained in, present at or otherwise part of an Affiliated Company's properties (whether owned or leased), assets, or business other than in accordance with applicable Law that do or will require any response, investigation or remediation, and there has not been any past or ongoing release of Contaminants from the operation of any its properties (whether owned or leased), assets, or business into the environment;

               (ii) There are no PCBs and there is no mold, asbestos-containing material, lead-based paint or urea-formaldehyde that is or are located on, contained in, present at or otherwise a part of its properties (whether owned or leased), assets, or business;

               (iii) No Person has or may have suffered any injury or incurred any damage of any type whatsoever as the result of the release or presence of or exposure to Contaminants from, at or on its properties (whether owned or leased), assets, or business; and

               (iv) There are no locations where Contaminants from its operation of its properties (whether owned or leased), assets, or business have been present, stored, treated, or recycled or disposed of, other than in accordance with applicable Law.

          (c) There are no (and have not been any) underground or above ground storage tanks located upon any Affiliated Company's properties (whether owned or leased) or assets.

          (d) Neither an Affiliated Company nor its business has received, as of the date of this Agreement, any written directive, order or notice from any Governmental Authority or any other Person alleging that either an Affiliated Company or its business is actually or potentially liable under any Environmental Law for the costs of response, investigation or remediation of any property (whether owned or leased, real or personal) to which Contaminants generated in connection with an Affiliated Company's business were transferred, transported or otherwise come to be located at, upon or in. Copies of any environmental investigations, studies, audits, tests, reviews, or analyses relating to any properties (whether owned or leased), business or assets conducted by or on behalf of an Affiliated Company or provided by any Person to the Affiliated Company within the last five years, have been provided to RCE.

     3.26     Importing  and  Exporting  Activities.  An  Affiliated Company has
              -------------------------------------
paid when due all customs duties owing with respect to any and all imported merchandise, and all customs entry information provided by the Affiliated Company to Governmental Authorities in connection with the import thereof has been true and correct in all material respects. No issues have been raised with an Affiliated Company by any Governmental Authority that are currently pending in connection with any customs entry or any export transaction or relating to any audit, examination, or investigation of an Affiliated Company's import or export activities. There are no unresolved issues or unpaid deficiencies, fines or penalties relating to any audit, examination, or investigation of an Affiliated Company's customs entries or export transactions. All of each Affiliated Company's exports have been made in accordance with U.S. export controls Laws. No Affiliated Company is subject to any governmental action that would bar it from exporting or otherwise limit its exporting activities.

     3.27     Legal  Proceedings.  Except  as  disclosed  in section 3.27 of the
              ------------------
Affiliated Company Disclosure Schedule, there is no claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding pending or, to the Knowledge of Learning Curve, threatened by or against an Affiliated Company. No claim, charge, demand, inquiry, investigation, action, suit, arbitration, or other legal proceeding disclosed in section 3.27 of the Affiliated Company Disclosure Schedule concerns the ownership or other rights with respect to the Affiliated Company Shares. The claims, charges, demands, inquiries, investigations, actions, suits, arbitrations, and other legal proceedings disclosed in section 3.27 of the Affiliated Company Disclosure Schedule, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, except as set forth in item number 1 in section 3.27 of the Affiliated Company Disclosure Schedule (the "Litigation"). During the past three years, to the Knowledge of Learning Curve, it has not been the target or subject of any audit, inspection, inquiry, investigation, survey, or other form of review by any Governmental Authority, industry or trade association, professional review organization, accrediting organization, certifying agency or other Person relating to any actual or alleged improper activity on the part of the Affiliated Company or any of its officers or directors. No such reviews are pending, and to the Knowledge of Learning Curve, none are threatened.

     3.28     Certain  Payments.  Neither  an  Affiliated Company nor any Person
              -----------------
associated with or acting for or on behalf of the Affiliated Company has, directly or indirectly, (a) made in violation of applicable Law any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment, whether in the form of money, property, or services, to any Person, private or public, (i) to obtain favorable treatment in securing business or to compensate for favorable treatment for business secured or (ii) to obtain special concessions or to compensate for special concessions obtained, or (b) established or maintained any fund or asset that is not recorded in the books and records of an Affiliated Company.

     3.29     No  Broker's  Commission.  Except  for  the fee of Banc of America
              ------------------------
Securities LLC (which is included among the Transaction Expenses pursuant to section 9.2), no broker's commission, finder's fee, investment banker's fee, or other similar payment is or will become payable by an Affiliated Company or RCE pursuant to any Contract entered into by an Affiliated Company as a result of or in connection with entering into this Agreement or consummating the transactions contemplated hereby.

     3.30     Disclosure.  None of the representations or warranties of Learning
              ----------
Curve contained in this Agreement, the Affiliated Company Disclosure Schedule or any certificate delivered by Learning Curve pursuant to this Agreement contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not false or misleading.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF RCE

     RCE, as to itself and all the RCE Subsidiaries (in which case the term "RCE" shall mean Racing Champions Ertl Corporation and all the RCE Subsidiaries, except with respect to sections 4.3, 4.4 and 4.5), represents and warrants to Learning Curve as follows:

     4.1     Incorporation.  RCE  is  a  corporation  duly incorporated, validly
             -------------
existing, and in good standing under the Laws of the jurisdiction of its incorporation. RCE will make available to Learning Curve complete and correct copies of its certificate of incorporation and by-laws, each as amended to date. RCE's certificate of incorporation and by-laws so made available are in full force and effect.

     4.2     Foreign  Qualification.  RCE  is duly qualified to conduct business
             ----------------------
as a foreign corporation and is in good standing under the Laws of each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the lack of such qualification would not have a Material Adverse Effect.

     4.3     Corporate  Power  and  Authority.  RCE  has  corporate  power  and
             --------------------------------
authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of RCE and the Acquisition Subsidiaries has corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement.

     4.4     Authorization.  The  board  of  directors  of  each  of RCE and the
             -------------
Acquisition Subsidiaries has duly authorized the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. RCE, as the sole stockholder of each Acquisition Subsidiary, has duly adopted this Agreement. Each of RCE and the Acquisition Subsidiaries has taken all corporate actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.

     4.5     Execution,  Delivery,  and Enforceability.  This Agreement has been
             -----------------------------------------
executed and delivered by a duly authorized officer of RCE and each Acquisition Subsidiary, constitutes a legal, valid, and binding obligation of RCE and each Acquisition Subsidiary, and is enforceable against RCE and each Acquisition Subsidiary in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     4.6     Capitalization.  The  authorized  capital  stock  of  RCE  consists
             --------------
solely of 28,000,000 shares of common stock, par value $0.01 per share, of which 16,463,371 shares are issued and outstanding as of the date of this Agreement. All the issued and outstanding RCE Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued and outstanding RCE Shares (a) was offered or sold in violation of any provision of the Securities Act or (b) was issued in violation of any preemptive rights or any similar rights that entitle any Person to acquire any RCE Shares upon the issuance of sale thereof. Except as disclosed in section 4.6 of the RCE Disclosure Schedule, there are no authorized or outstanding Derivative Securities of RCE that are convertible into or exercisable or exchangeable for any RCE Shares or other shares of capital stock or securities of the RCE, and there are no preemptive or other authorized or outstanding rights, options, warrants, calls, redemption rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments to which RCE is a party or by which it is bound providing for the issuance, transfer, sale, or other disposition of any RCE Shares or other shares of capital stock or securities of RCE. There are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the RCE Shares or other shares of capital stock of RCE. RCE does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of RCE on any matter. The RCE Shares to be issued pursuant to this Agreement are duly authorized and will upon issuance be validly issued, fully paid and nonassessable and free of any Encumbrances (except those created by the holder thereof and restrictions on transfer under the Securities Act) and not subject to any preemptive rights or rights of first refusal created by statute or the certificate of incorporation or bylaws of RCE or any agreement to which RCE is a party or is bound.

     4.7     Notices,  Filings,  and  Approvals.  Except as disclosed in section
             ----------------------------------
4.7 of the RCE Disclosure Schedule, and except filings under the HSR Act and filing of the merger certificate in Delaware, no notice to, filing with, or approval, authorization, consent, order, or other action by, any Person is required of RCE for the execution and delivery of this Agreement, the performance of its obligations hereunder, or the consummation of the transactions contemplated hereby.

     4.8     Noncontravention.  Except  as  disclosed  in section 4.8 of the RCE
             ----------------
Disclosure Schedule, neither the execution or delivery by RCE of this Agreement, nor the performance by RCE of its obligations hereunder, nor the consummation of the transactions contemplated hereby, does or will, whether with or without the giving of notice or the passage of time or both, (a) result in any violation of or conflict with any provision of (i) the certificate of incorporation or by-laws of RCE, (ii) subject to making the filings referred to in section 4.7 hereof, any applicable Law currently in effect, (iii) any permit, approval, authorization, certificate of convenience or necessity, license, privilege, or registration necessary for the ownership of RCE's assets and properties and the conduct of its business, or (iv) any judgment, decree, order, writ, injunction, or other ruling of any Governmental Authority, or other authority having jurisdiction over RCE or any of its properties, assets, or operations, (b) conflict with, result in a breach of, constitute a default or event of default under, result in the acceleration of performance under, result in the termination of, loss of a material benefit under, or create in any party the right to accelerate, terminate, cancel, or modify, any provision of any Contract to which RCE is a party or is otherwise bound, or (c) result in the imposition of any Encumbrance upon any assets or properties of RCE.

     4.9     SEC  Reports.  RCE has filed with the SEC all reports and materials
             ------------
(including the related schedules and exhibits thereto) required to be filed by it under the Exchange Act since January 1, 2001 (collectively, the "SEC Reports"). Each SEC Report, as of its respective filing date, complied in all material respects with the Exchange Act. None of the SEC Reports, including financial statements and schedules incorporated by reference, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of RCE and its Subsidiaries as of its date and each of the consolidated statements of income, cash flows and stockholders' equity included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presents the results of operations, earnings and changes in financial position, as the case may be, of RCE and its subsidiaries for the periods set forth therein (subject, in the case of unaudited financial statements to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied.

     4.10     Disclosure.  None  of  the representations or warranties of RCE in
              ----------
this Agreement, the RCE Disclosure Schedule or any certificate delivered by RCE pursuant to this Agreement contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not false or misleading.

     4.11     Off-Balance  Sheet  Arrangements.  RCE  has  no  Off-Balance Sheet
              --------------------------------
Arrangements.

     4.12     Investigations.  During  the past three years, to the Knowledge of
              --------------
RCE, it has not been the target or subject of any audit, inspection, inquiry, investigation, survey, or other form of review by the SEC or the IRS relating to any actual or alleged improper activity on the part of the Affiliated Company or any of its officers or directors. To the Knowledge of RCE, no such reviews are pending, and none are threatened.

     4.13     Legal Proceedings.  There is no action, suit, arbitration or legal
              -----------------
proceeding pending or, to the Knowledge of RCE, threatened against RCE before any court, arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

     4.14     Sub  I.  Sub  I  was organized for the purpose of consummating the
              ------
transactions contemplated by this Agreement, has not engaged in any business activity and is not a party to any contract or agreement.

     4.15     Absence  of  Certain Developments.  Except as disclosed in section
              ---------------------------------
4.15 of the RCE Disclosure Schedule, since September 30, 2002, there has not been any state of facts, change, circumstance, development or event that has had or would reasonably be expected to have a Material Adverse Effect on RCE.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     The Parties agree and covenant that, from the date of this Agreement and until the Closing or earlier termination of this Agreement:

     5.1     Conduct  of  Business.  Except  as  specifically  set forth in this
             ---------------------
Agreement, each Affiliated Company shall conduct its business in the ordinary course of business consistent with past practice. Except as contemplated by this Agreement, no Affiliated Company shall take, or cause or allow to be taken, any action described in clauses (a), (b), (d)-(f), (h)-(l), (n), (o), (q)-(t),
(v)-(z) and (bb)-(cc) of section 3.16 hereof. To the extent consistent with the foregoing, each Affiliated Company shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its officers and employees, maintain and keep its properties in as good repair and condition as present, ordinary wear and tear excepted, and maintain its relations and goodwill with suppliers, customers, landlords, creditors, employees, and others having business relationships with it. The Affiliated Companies will not make or incur any capital expenditures (i) from February 1, 2003 to the earlier of the Learning Curve Effective Time or February 28, 2003 in an aggregate amount in excess of the sum of (x) total amount of capital expenditures set forth in the February 2003 capital expenditure budget in the form previously delivered by Learning Curve to

RCE plus (y) the part, if any, of the January 2003 Capital Expenditure Budget Amount, not made or incurred in January 2003 (the sum of (x) and (y), the "February 2003 Capital Expenditure Amount") and (ii) from March 1, 2003 to the earlier of the Learning Curve Effective Time or March 31, 2003 in an aggregate amount in excess the sum of (x) the total amount of capital expenditures set forth in the March 2003 capital expenditure budget in the form previously delivered by Learning Curve to RCE plus (y) the part, if any, of the February 2003 Capital Expenditure Budget Amount, not made or incurred in February 2003.

     5.2     Access.  Except  to  the  extent prohibited by Law, each Affiliated
             ------
Company shall permit RCE and its Representatives to have free and full access to all its premises, properties, employees and other personnel, Contracts, and books and records, upon reasonable notice, during regular business hours, and in a manner that does not unreasonably interfere with the Affiliated Company's normal business operations, so that the RCE, at its sole expense, may have an opportunity to make such examinations, investigations, and reviews as may be desired, including, without limitation, Phase I/II surface/subsurface environmental investigations. Each Affiliated Company shall cause its Representatives to cooperate fully with, and to make full and prompt disclosure of all information (including, without limitation, updated operating performance data and unaudited financial statements and financial information) requested during such examinations, investigations, and reviews, provided, however, that no investigation pursuant to this section shall affect or be deemed to modify any representation or warranty made by an Affiliated Company. All such information will be governed by the terms of the Confidentiality Agreement.

     5.3     Notices, Filings, and Approvals.  As soon as reasonably practicable
             -------------------------------
after the date hereof, each Party shall give all notices to, make all filings with, and use its commercially reasonable efforts to obtain all approvals, authorizations, consents, orders, and other actions by, all Persons that are required to be given, made, or obtained by the Party for the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each Party shall cooperate with each other Party to the extent reasonably practicable to secure such requisite approvals, authorizations, consents, orders, or other actions. The Parties agree that each shall use its best efforts to file notification as required by the HSR Act on or before February 10, 2003.

     5.4     Registration  Statement.
             -----------------------

     (a) As soon as reasonably practicable after the Closing, RCE shall prepare and file with the SEC a registration statement under the Securities Act (together with the Prospectus and any amendments including post-effective amendments, or supplements thereto, and all exhibits and all material incorporated by reference therein, the "Registration Statement") providing for the registration for resale under the Securities Act of up to 20% of the Merger Shares, as requested by the shareholders receiving Merger Shares. The Registration Statement shall comply in all material respects with the requirements of the Securities Act and the applicable SEC form and shall include all information, financial statements, financial statement schedules, and exhibits required by the SEC to be included therein. Learning Curve and the selling shareholders shall provide RCE with such information to be included in the Registration Statement as RCE may reasonably request. RCE shall use commercially reasonable efforts to respond as expeditiously as possible to any and all comments made by the SEC staff with respect to the Registration Statement and to have the Registration Statement declared effective by the SEC as soon as reasonably practicable after it is filed with the SEC. RCE shall use its reasonable best efforts to continue the effectiveness of the Registration Statement for a period of 180 days following initial effectiveness. RCE shall make any and all filings and take any and all other actions that may be necessary, appropriate, or advisable under the applicable state securities laws in furtherance of the offer and sale of the applicable Merger Shares. RCE shall furnish, without charge, to each holder of Merger Shares included in the Registration Statement such number of copies of the Registration Statement (including the Prospectus), each amendment and supplement thereto, and such other documents as such holder may reasonably request in order to facilitate the disposition of the Merger Shares included therein owned by such holder, and RCE hereby consents to the use of each Prospectus by each such holder in connection with the offering and sale of the Merger Shares covered by the Registration Statement. RCE agrees to cause the Merger Shares (whether included in the Registration Statement or not) to be listed on each securities exchange or market where RCE securities of the same class are listed.

          (b) RCE agrees to indemnify and reimburse and hold harmless, to the extent permitted by Law, each holder of Merger Shares included in the Registration Statement against all losses, claims, damages, liabilities and expense (including reasonable legal expenses and any expenses incurred in investigation any claims) caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any other violation or breach of the Securities Act, the Exchange Act or any state securities or blue sky Law by RCE or any other Person acting on RCE's behalf, except, as to the holder of Merger Shares, insofar as the same are caused by or contained in any information furnished in writing to RCE by such holder of Merger Shares specifically for use in the preparation of the Registration Statement or by such holder's failure to deliver a copy of the Registration Statement or Prospectus after RCE has furnished a sufficient number of copies of the same.

          (c) RCE shall pay all of its own expenses incident to its performance of or compliance with this section 5.4, including all registration and filing fees, printing, messenger, telephone and delivery expenses, fees and disbursements of counsel for RCE and fees and disbursements of all independent auditors of RCE. Each holder of Merger Shares included in the Registration Statement shall pay all of its own expenses, including but not limited to, fees and disbursements of its counsel and any broker fees and commissions.

     5.5     Learning  Curve  Stockholders'  Meeting;  Written  Consent.
             ----------------------------------------------------------

          (a) Learning Curve shall take all action necessary under its certificate of incorporation and by-laws and all applicable Laws to either (i) call, give notice of, convene and duly hold a meeting of the holders of the Learning Curve Shares (the "Learning Curve Stockholders' Meeting") to consider, act upon and vote upon the adoption and approval of this Agreement and the Escrow Agreement and approval of the Merger and the other transactions contemplated by this Agreement or (ii) request the valid and effective written consent in lieu of a meeting of the holders of a sufficient number of the Learning Curve Shares to validly adopt and approve this Agreement and the Escrow Agreement and approve the Merger and the other transactions contemplated by this Agreement. In the event a Learning Curve Stockholders' Meeting is held, it will be held as promptly as practicable and, in any event, within 20 days after the date hereof.

          (b) In the event a Learning Curve Stockholders' Meeting is held, Learning Curve will distribute to the holders of the Learning Curve Shares in connection with the Learning Curve Stockholders' Meeting a proxy statement in compliance with all applicable Laws and the certificate of incorporation and by-laws of Learning Curve (the "Learning Curve Proxy Statement"). Learning Curve shall use its reasonable best efforts to solicit from holders of the Learning Curve Shares proxies relating to the approval and adoption of this Agreement, the Merger and other transactions contemplated by this Agreement and to take all other actions reasonably necessary or in RCE's reasonable judgment advisable to secure such vote as promptly as practicable. In the event a Learning Curve Stockholders' Meeting is not held, Learning Curve will distribute to the holders of the Learning Curve Shares in connection with obtaining written consents an information statement in compliance with all applicable Laws and the certificate of incorporation and by-laws of Learning Curve (the "Learning Curve Information Statement"). Learning Curve shall include in the Proxy Statement or Information Statement any information with respect to the offering of RCE Shares to the holders of the Learning Curve Class C Common Shares that RCE may reasonably request. Learning Curve will provide RCE with a copy of any Proxy Statement or Information Statement a reasonable time prior to mailing and Learning Curve will not mail any Proxy Statement or Information Statement, or any amendment or supplement thereto, to which RCE reasonably and timely objects.

          (c) The Board of Directors of Learning Curve shall recommend that the holders of Learning Curve Shares vote in favor of and adopt and approve this Agreement and the Escrow Agreement, and approve the Merger and the other transactions contemplated by this Agreement at the Learning Curve Stockholders' Meeting or in connection with obtaining the valid and effective written consent in lieu of a meeting of the holders of Learning Curve Common Shares. The
Learning Curve Proxy Statement or Information Statement shall include a statement to the effect that the Board of Directors of Learning Curve has recommended that Learning Curve's stockholders vote in favor of, or consent in writing to, and adopt and approve this Agreement and approve the Merger and the other transactions contemplated by this Agreement at the Learning Curve Stockholders' Meeting or in connection with the written consent, as the case may be. Neither the Board of Directors of Learning Curve nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to RCE, the recommendation of the Board of Directors of Learning Curve that Learning Curve's stockholders vote in favor of the adoption and approval of this Agreement, the Escrow Agreement and the approval of the Merger and the other transactions contemplated by this Agreement. Such recommendation shall have been approved by all of the directors present at a duly held meeting of the Board of Directors of Learning Curve and, for purposes of this Agreement, the recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to RCE if any member of the Board of Directors dissents from, votes against or makes any statement in opposition to such recommendation.

          (d) Learning Curve will use commercially reasonable efforts to cause each holder of Learning Curve Shares that is a party to a Voting Agreement to comply with the terms and conditions of such Voting Agreement.

     5.6     Amended  Learning Curve Certificate of Incorporation.  Prior to the
             ----------------------------------------------------
Learning Curve Effective Time, (i) Learning Curve shall amend its certificate of incorporation to provide for an additional class of common stock designated as "Class C Common," par value $.001 per share ("Learning Curve Class C Common Shares"), and (ii) Learning Curve shall authorize and issue Learning Curve Class C Common Shares to the Persons listed on Schedule 5.6 in exchange for either Learning Curve Class A Common Shares or Learning Curve Class B Common Shares.

     5.7     Board  of  Directors of RCE.  Immediately prior to the Closing, and
             ---------------------------
subject to effectiveness and consummation of the Learning Curve Merger, RCE shall take all necessary and appropriate actions to appoint Richard Rothkopf as a member of the Board of Directors of RCE and to nominate Richard Rothkopf for election as a director at RCE's 2003 annual meeting of stockholders.

     5.8     Non-Solicitation.  From  the  date  hereof  through  and  until the
             ----------------
earlier of the termination of this Agreement pursuant to Article VIII or the Closing, other than with respect to the Learning Curve Merger, the LC SUB II Stock Purchase and the LC SUB III Stock Purchase, Learning Curve shall not, and Learning Curve shall use its reasonable best efforts not to permit any of its respective agents, employees, officers, directors, shareholders, advisors, attorneys, Representatives or Affiliates, to directly or indirectly (a) solicit, negotiate, initiate or encourage any offers or expressions of interest from any other party to acquire its business, whether by sale of substantially all of its assets, stock sale, merger, business combination, consolidation, recapitalization, liquidation or otherwise (a "Sale"); (b) enter into or continue any negotiations regarding the terms of any agreement for a Sale; (c) permit access to its premises or provide any information to any third party for the purposes of reviewing its business or operations in connection with a Sale;
(d) enter into any oral or written agreement to accomplish a Sale or engage anyone to enter into such an agreement; or (e) take any similar action regarding the disposition of assets, stock or an interest in it which would have an adverse effect on the ability of RCE or any of the Affiliated Companies to consummate the transactions contemplated by this Agreement.

     5.9     Representations  and Warranties.  Each Party shall use commercially
             -------------------------------
reasonable efforts to ensure that all representations and warranties made by the Party in this Agreement are true and correct on and as of the Closing Date.

     5.10     Notice  of  Adverse  Developments.  Each  Party  shall give prompt
              ---------------------------------
written notice to the other Party in accordance with this section 5.10 if it has Knowledge of the occurrence of any act, omission, or event or the existence of any condition or circumstance that has resulted or could reasonably be expected to result in (a) a breach of any representation and warranty made by the Party in this Agreement or (b) a breach of covenant, or obligation contained in this Agreement that is to be performed and complied with by the Party on or before the Closing Date; provided, however, that no such notice by any Party shall be deemed to amend or supplement the Affiliated Company Disclosure Schedule or the RCE Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Party.

     5.11     General.  Without  limiting  the generality of the foregoing, each
              -------
Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, appropriate, or advisable to consummate the transactions contemplated by this Agreement as soon as possible.

     5.12     Learning  Curve  Projections.  RCE  acknowledges  that none of the
              ----------------------------
forecasts or projections made available to RCE in connection with RCE's review of Learning Curve's business constitute representations or warranties of Learning
Curve regarding the future performance of Learning Curve pursuant to this Agreement.

     5.13     Employee  Matters.  As  soon  as  reasonably practicable after the
              -----------------
Learning Curve Effective Time, RCE shall provide that each individual who is an employee of an Affiliated Company immediately prior to the Learning Curve Effective Time (an "Affiliated Company Employee"), and who continues as an employee after the Closing Date, shall be entitled to participate in the plans, programs and arrangements of RCE relating to employee benefits on the same terms as similarly situated employees of RCE and its Subsidiaries. Each Affiliated Company Employee shall be credited with all years of service for purposes of eligibility, vesting and benefit accrual for which he or she was credited before the Closing Date. In addition, RCE agrees to provide severance benefits set forth on Schedule 5.13 to any Affiliated Company Employee who is notified on or within 30 days after the Closing Date that his or her employment is being terminated. RCE shall provide severance benefits thereafter to any Affiliated Company Employee in accordance with RCE's written severance policy on the same terms as similarly situated employees of RCE and its Subsidiaries.

          5.14     Repayment  of  Related  Party  Loans.  Learning  Curve shall
                   ------------------------------------
cause any Related Party that has any obligation to Learning Curve or any of its Subsidiaries pursuant to any loan, advance or other debt outstanding as of the date of this Agreement to repay such loan, advance or other debt in full at or prior to the Closing Date; provided, however, that the Stock Option Loans shall be repaid as provided in section 2.8 hereof.

          5.15     Termination  of  Manufacturing  Agreement.  Learning  Curve
                   -----------------------------------------
shall cause the Manufacturing Agreement to be terminated at or prior to the Learning Curve Effective Time in a manner that, to the reasonable satisfaction of RCE, results in neither Learning Curve nor any of its Subsidiaries having any obligations or Liabilities under the Manufacturing Agreement after the Learning Curve Effective Time.

          5.16     Ownership  of Certain Learning Curve Subsidiaries.  Learning
                   -------------------------------------------------
Curve shall (a) use commercially reasonable efforts to cause LC SUB II to be directly wholly owned by Learning Curve at or prior to the Learning Curve Effective Time in a manner reasonably satisfactory to RCE on the terms more particularly described below, and (b) cause LC SUB III to be directly wholly owned by Learning Curve at or prior to the Learning Curve Effective Time in a manner reasonably satisfactory to RCE. Learning Curve shall have no obligation to pay consideration for the purchase of any interest in LC SUB II, and if RCE requests that any consideration be paid to acquire any interest in LC SUB II or obtain a waiver of any preemptive rights with respect to the transactions contemplated by this Agreement, any payments shall be borne by RCE and shall not reduce or increase any Merger Consideration, the Preliminary Closing Working Capital Adjustment, the Post-Closing Working Capital Adjustment or the Earnout Payment hereunder.

                                   ARTICLE VI
                       CONDITIONS TO OBLIGATIONS TO CLOSE

     6.1     Conditions  to  Obligation  of  RCE.  The  obligation  of  RCE  to
             -----------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any one or more of which may be waived in writing by RCE except in the event that such condition is a requirement of Law:

          (a)     Representations  and  Warranties.  All  representations  and
                  --------------------------------
warranties made by Learning Curve in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made thereon, except to the extent that any such representation and warranty is already qualified as to materiality, in which case such representation and warranty shall be true and correct without further qualification.

          (b)     Covenants.  Learning  Curve shall have performed and complied
                  ---------
with in all material respects all agreements, covenants, and obligations contained in this Agreement that are to be performed and complied with by Learning Curve on or before the Closing Date.

          (c)     Certificate  of  Chief  Executive  Officer.  RCE  shall  have
                  ------------------------------------------
received from Learning Curve a certificate of the Chief Executive Officer of Learning Curve, dated as of the Closing Date, as to the satisfaction of the conditions contained in sections 6.1(a), 6.1(b) and 6.1(d) hereof.

          (d)     No Material Adverse Effect.  No Material Adverse Effect shall
                  --------------------------
have  occurred  with respect to Learning Curve since the date of this Agreement.

          (e)     Employment  Agreement.  RCE  shall  have  received  a  fully
                   ---------------------
executed copy of an Employment Agreement from each of the employees identified on Schedule 6.1(e).

          (f)     [INTENTIONALLY  OMITTED]

          (g)     Investment  Representation  Letter.  Each  holder of Learning
                  ----------------------------------
Curve Class C Common Shares shall have completed and delivered an investment representation letter in the form attached hereto as Exhibit C (the "Investment Representation Letter") in a manner which would reasonably allow RCE to rely on such Investment Representation Letter in connection with RCE's compliance with an exemption from the registration requirement of the Securities Act relating to the offering of Merger Shares pursuant to the Learning Curve Merger.

          (h)     Certificate  of  Secretary.  RCE  shall  have  received  from
                  --------------------------
Learning Curve a certificate of the Secretary of Learning Curve, dated as of the Closing Date, as to certain corporate matters.

          (i)     Legal  Opinion.  RCE  shall  have  received  a legal opinion,
                  --------------
dated as of Closing Date, of Sonnenschein Nath & Rosenthal, counsel for Learning Curve, in substantially the form attached as Exhibit E to this Agreement.

          (j)     Documents.  RCE  shall  have received from Learning Curve all
                  ---------
documents and instruments necessary to consummate the transactions contemplated by this Agreement and all such other documents, instruments, certificates, opinions, and other materials relating thereto as RCE may have reasonably requested, all of which shall be reasonably satisfactory in form and substance to RCE.

          (k)     Dissenting  Shares.  Holders  of  not  more  than  2%  of the
                  ------------------
outstanding Learning Curve Shares shall have properly exercised and not revoked their rights to dissent to the Learning Curve Merger under applicable Law.

          (l)     Notices,  Filings,  and Approvals.  Learning Curve shall have
                  ---------------------------------
obtained all material approvals, authorizations, consents, orders, and other actions by, all Governmental Authorities that are required to be given, made, or obtained by Learning Curve for the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. The waiting period (and any extension thereof) applicable to the Learning Curve Merger under the HSR Act shall have expired or terminated and the Learning Curve Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

          (m)     Learning  Curve  Stockholder  Approval.  The  stockholders of
                  --------------------------------------
Learning Curve shall have duly adopted and approved this Agreement and the Escrow Agreement, and duly approved the Merger and other transactions contemplated by this Agreement.

          (n)     No  Adverse  Legal  Proceedings  or  Rulings.  No  inquiry,
                  --------------------------------------------
investigation, action, suit, arbitration, or other legal proceeding shall be pending before any Governmental Authority, or other authority seeking to restrain, enjoin, or otherwise prevent or hinder, or to obtain damages on account of, the consummation of the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect. No judgment, decree, order, writ, injunction, or other ruling by any Governmental Authority, or other authority restraining, enjoining, or otherwise preventing or hindering the consummation of the transactions contemplated by this Agreement shall have been entered and be in effect.

          (o)     Necessary  Consents,  Waivers,  Authorizations  or Approvals.
                  ------------------------------------------------------------
Learning Curve shall have delivered to RCE all consents, waivers, authorizations and approvals set forth on Schedule 6.1(o).

          (p)     Shareholder  Release.  RCE  shall  have  received an executed
                  --------------------
Shareholder Release from each holder of Learning Curve Shares listed on Schedule 6.1(p) dated as of the Closing Date.

          (q)     Employee  Releases.  RCE  shall  have  received  an  executed
                  ------------------
release in form and substance reasonably acceptable to RCE from each employee of Learning Curve listed on Schedule 6.1(q).

          (r)     Certificate  of  Chief  Financial  Officer.  RCE  shall  have
                  ------------------------------------------
received a certificate (the "Closing Certificate") from the Chief Financial Officer of Learning Curve setting forth a good faith determination of the estimated Learning Curve Debt, Learning Curve Capital Lease Obligations, and Transactions Expenses, and the amount of the Preferred Consideration, as of the Learning Curve Effective Time and certifying that such amounts of the Learning Curve Debt, Learning Curve Capital Lease Obligations and Transaction Expenses are a good faith estimate and that such amounts of the Preferred Consideration are true and correct.

          (s)     LC  SUB  II  Stock  Purchase.  Sub II shall have received the
                  ----------------------------
stock certificates, if any, evidencing the LC SUB II Shares held by Learning Curve along with one or more executed stock powers duly endorsed in blank or other instruments of transfer, dated the Closing Date, transferring to Sub II all of Learning Curve's right, title and interest in and to the LC SUB II Shares held by Learning Curve, free and clear of any Encumbrance.

          (t)     LC  SUB  III Stock Purchase.  Sub III shall have received the
                  ---------------------------
stock certificates, if any, evidencing the LC SUB III Shares held by Learning Curve along with one or more executed stock powers duly endorsed in blank or other instruments of transfer, dated the Closing Date, transferring to Sub III all of Learning Curve's right, title and interest in and to the LC SUB III
Shares  held  by  Learning  Curve,  free  and  clear  of  any  Encumbrance.

     In the event that any of the foregoing conditions to Closing shall not have been satisfied, RCE and the Acquisition Subsidiaries may elect to (i) terminate this Agreement without liability to RCE and Acquisition Subsidiaries other than with respect to any breach of representation, warranty, covenant or agreement by RCE or any of the Acquisition Subsidiaries, or (ii) consummate the transactions contemplated herein despite such failure, and (in the case of either (i) or (ii)) RCE and the Acquisition Subsidiaries may seek appropriate remedies for any and all damages, costs and expenses incurred by RCE and Acquisition Subsidiaries by reason of the breach by any of the Affiliated Companies of any of the representations, warranties, covenants or agreements of any of the Affiliated Companies contained herein or in any document or agreement executed and/or delivered by any of the Affiliated Companies pursuant hereto, including, but not limited to, any such breach that may have caused any such conditions not to have been satisfied; provided that, in the event of the Closing of the transactions contemplated herein, such remedies shall be as set forth in Article VII.

     6.2     Conditions  to  Obligations  of  Learning Curve.  The obligation of
             -----------------------------------------------
Learning Curve to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any one or more of which may be waived in writing by Learning Curve except in the event that such condition is a requirement of Law:

          (a)     Representations  and  Warranties.  All  representations  and
                  --------------------------------
warranties made by RCE in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made thereon, except to the extent that any such representation and warranty is already qualified as to materiality, in which case such representation and warranty shall be true and correct without further qualification.

          (b)     Covenants.  RCE  and  the Acquisition Subsidiaries shall have
                  ---------
performed and complied with in all material respects all agreements, covenants, and obligations contained in this Agreement that are to be performed and complied with by RCE or the Acquisition Subsidiaries on or before the Closing Date.

          (c)     Certificate of Chief Executive Officer.  Learning Curve shall
                  --------------------------------------
have received from RCE a certificate of the Chief Executive Officer of RCE, dated as of the Closing Date, as to the satisfaction of the conditions contained in sections 6.2(a), 6.2(b) and 6.2(d) hereof.

          (d)     No Material Adverse Effect.  No Material Adverse Effect shall
                  --------------------------
have  occurred  with  respect  to  RCE  since  the  date  of  this  Agreement.

          (e)     Certificate of Secretary.  Learning Curve shall have received
                  ------------------------
from RCE a certificate of the Secretary of RCE, dated as of the Closing Date, as to certain corporate matters.

          (f)     Legal  Opinion.  Learning  Curve  shall have received a legal
                  --------------
opinion, dated as of Closing Date, of Reinhart Boerner Van Deuren s.c., counsel for RCE, in substantially the form attached as Exhibit D to this Agreement.

          (g)     Documents.  Learning  Curve  shall have received from RCE all
                  ---------
documents and instruments necessary to consummate the transactions contemplated by this Agreement and all such other documents, instruments, certificates, opinions, and other materials relating thereto as Learning Curve may have reasonably requested, all of which shall be reasonably satisfactory in form and substance to Learning Curve.

          (h)     Notices,  Filings,  and  Approvals.  RCE  and the Acquisition
                  ----------------------------------
Subsidiaries shall have obtained all material approvals, authorizations, consents, orders, and other actions by, all Governmental Authorities that are required to be given, made, or obtained by RCE or the Acquisition Subsidiaries for the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby. The waiting period (and any extension thereof) applicable to the Learning Curve Merger under the HSR Act shall have terminated or expired and the Learning Curve Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

          (i)     Learning  Curve  Stockholder  Approval.  The  stockholders of
                  --------------------------------------
Learning Curve shall have duly adopted and approved this Agreement and the Escrow Agreement, and duly approved the Merger and the other transactions contemplated by this Agreement.

          (j)     No  Adverse  Legal  Proceedings  or  Rulings.  No  inquiry,
                  --------------------------------------------
investigation, action, suit, arbitration, or other legal proceeding shall be pending before any Governmental Authority, or other authority seeking to restrain, enjoin, or otherwise prevent or hinder, or to obtain damages on account of, the consummation of the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect. No judgment, decree, order, writ, injunction, or other ruling by any Governmental Authority, or other authority restraining, enjoining, or otherwise preventing or hindering the consummation of the transactions contemplated by this Agreement shall have been entered and be in effect.

          (k)     LC  SUB II Stock Purchase.  Sub II shall have paid the LC SUB
                  -------------------------
II  Purchase  Price  to  Learning  Curve.

          (l)     LC  SUB  III  Stock Purchase.  Sub III shall have paid the LC
                  ----------------------------
SUB  III  Purchase  Price  to  Learning  Curve.

     In the event that any of the foregoing conditions to Closing shall not have been satisfied Learning Curve may elect to (i) terminate this Agreement without liability to Learning Curve other than with respect to any breach of representation, warranty, covenant or agreement by Learning Curve, or (ii) consummate the transactions contemplated herein despite such failure, and (in the case of either (i) or (ii)) Learning Curve may seek appropriate remedies for any and all damages, costs and expenses incurred by Learning Curve by reason of the breach by RCE or any of the Acquisition Subsidiaries of any of the representations, warranties, covenants or agreements of any of RCE or any of the Acquisition Subsidiaries contained herein or in any document or agreement executed and/or delivered by RCE or any of the Acquisition Subsidiaries or of their Subsidiaries pursuant hereto, including, but not limited to, any such breach that may have caused any such conditions not to have been satisfied; provided that, in the event of the Closing of the transactions contemplated herein, such remedies shall be as set forth in Article VII.

                                   ARTICLE VII
                                 INDEMNIFICATION

     7.1     Survival  of  Representations  and  Warranties;  Right  to
             ----------------------------------------------------------
Indemnification  Not  Affected by Knowledge.  All representations and warranties
-------------------------------------------
of the Parties shall survive and remain in full force and effect for a period of 24 months after the Closing Date. Notwithstanding anything to the contrary in the previous sentence, any claim of indemnification pursuant to this Article VII relating to a breach of a representation or warranty asserted in writing (stating the nature of the claim, the identity of the underlying claimants, if applicable, an estimated amount of the claim, if known, and the basis for the claim) on or before 24 months after the Closing Date shall survive until resolved or judicially determined. The right to indemnification, payment of Damages or other remedy based on the representations, warranties, covenants, and obligations of the parties hereto will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     7.2     Indemnification  and  Payment  of  Damages  by  the  Learning Curve
             -------------------------------------------------------------------
Shareholders.  From  and  after  the  Closing  Date,  subject  to  the terms and
------------
conditions set forth herein the Escrow and Earnout Participants (the "Learning Curve Indemnitors") will, pursuant to and solely in accordance with the terms of the Escrow Agreement and this Article VII, and only to the extent of the undistributed aggregate of the Escrow Amount and the Earnout Payment, if any, defend, indemnify and hold harmless RCE and the Learning Curve Surviving

Corporation and their respective representatives, officers, directors, employees, agents, shareholders, controlling persons, subsidiaries and Affiliates (collectively, the "RCE Indemnitees") from, and will pay to the RCE Indemnitees the amount of, any Damages arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by any of Learning Curve in this Agreement, the Affiliated Company Disclosure Schedule or any other certificate delivered by Learning Curve pursuant to this Agreement;

          (b) any breach by any Affiliated Company of any covenant or obligation of such Affiliated Company in this Agreement or any other certificate or document delivered by any Affiliated Company pursuant to this Agreement;

          (c) any claim by any Person for broker or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Affiliated Company (or any Person acting on its behalf) in connection with any of the transactions contemplated by this Agreement;

          (d) any Learning Curve Debt, Learning Curve Capital Lease Obligations, Preferred Consideration or Transaction Expenses to the extent not either (i) subtracted in the calculation of the Initial Merger Cash Consideration or (ii) reflected as a current liability on the Preliminary Closing Date Balance Sheet or the Closing Balance Sheet but not reflected as a current liability on Learning Curve's consolidated balance sheet as of December 31, 2002;

          (e) any Liability for Taxes of Learning Curve or any of its Subsidiaries for any period prior to the Learning Curve Effective Time to the extent not reflected as a current liability on the Preliminary Closing Date Balance Sheet or the Closing Balance Sheet unless reflected as a current liability on Learning Curve's consolidated balance sheet as of December 31, 2002;

          (f) any Liability arising from or relating to any claims, charges, inquiries, investigations or actions arising from, or in connection with the Litigation; or

          (g) any payment arising from the HIT Obligation in addition to the HIT Payment and the Other HIT Consideration.

          From and after the Closing Date, recourse to the Escrow Amount and the Earnout Payment, if any, as provided for in this Article VII will be the sole and exclusive remedies available to RCE, the Learning Curve Surviving Corporation and the other RCE Indemnitees with respect to the matters set forth above and to any other claim relating to this Agreement or the transactions contemplated hereby, except for (i) claims based on fraud or (ii) a claim or action for breach of covenant or for specific enforcement of any obligation of a Learning Curve Indemnitor pursuant to this Agreement or an agreement entered into in connection with this Agreement.

     7.3     Indemnification  and Payment of Damages by RCE.  From and after the
             ----------------------------------------------
Closing Date, RCE will indemnify and hold harmless each holder of Learning Curve Shares and each of their respective representatives, officers, directors, employees, agents, stockholders, controlling persons, subsidiaries and Affiliates (collectively, the "Learning Curve Indemnitees") from, and will pay to the Learning Curve Indemnitees the amount of, any Damages arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by RCE or any Acquisition Subsidiary in this Agreement, the RCE Disclosure Schedule or any other certificate or document delivered by RCE or any Acquisition Subsidiary pursuant to this Agreement;

          (b) any breach by RCE or any Acquisition Subsidiary of any covenant or obligation of RCE or any certificate or document delivered by RCE or any Acquisition Subsidiary pursuant to this Agreement;

          (c) any claim by any Person for broker or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with RCE or any Acquisition Subsidiary (or any Person acting on its behalf) in connection with any of the transactions contemplated by this Agreement;

          (d) Damages under WARN or similar state or foreign Laws with respect to the termination of employment, including any constructive termination, after the Learning Curve Effective Time of any individual employed by any of the Affiliated Companies prior to the Learning Curve Effective Time, including with respect to any termination prior to the Learning Curve Effective Time set forth on Schedule 7.3(d) which results in liability under such Law because it is aggregated with any termination after the Learning Curve Effective Time;

          (e) any Liability resulting from the LC SUB II Stock Purchase or the LC SUB III Stock Purchase; or

          (f) any amount (which would be paid to the Escrow and Earnout Participants) by which the amount subtracted in the calculation of the Initial Merger Cash Consideration with respect to the Learning Curve Debt, Learning Curve

Capital Lease Obligations, Preferred Consideration or Transaction Expenses exceeds the actual amount as finally determined of the Learning Curve Debt, Learning Curve Capital Lease Obligations, Preferred Consideration or Transaction Expenses to the extent not reflected as an adjustment adding to current assets on the Preliminary Closing Date Balance Sheet or the Closing Balance Sheet; provided, however, that if an excess amount with respect to the Learning Curve Debt, Learning Curve Capital Lease Obligations, Preferred Consideration or Transaction Expenses is paid to any Person by Learning Curve or RCE, RCE shall not be obligated for indemnification under this section 7.3(e) for such excess amount unless and until such excess amount is returned to Learning Curve or RCE.

          From and after the Closing Date, the remedies provided in this section
7.3 will be the sole and exclusive remedies available to Learning Curve, the holders of Learning Curve Shares and the other Learning Curve Indemnitees with respect to the matters set forth above and to any other claim relating to this Agreement or the transactions contemplated hereby, except for (i) claims based on fraud, (ii) a claim or action for breach of covenant or for specific enforcement of any obligation of RCE pursuant to this Agreement or an agreement entered into in connection with this Agreement or (iii) with respect to the holders of Learning Curve Class C Common Shares, a claim brought by any holders of RCE Shares generally as a class.

     7.4     Procedure  for  Indemnification.
             -------------------------------

          (a) As soon as is reasonably practicable after any RCE Indemnitee or Learning Curve Indemnitee becomes aware of any claim, event or circumstance
(a  "Claim")  that has or might give rise to an indemnification obligation under section 7.2 or section 7.3 of this Agreement, such RCE Indemnitee or Learning Curve Indemnitee, as the case may be (an "Indemnified Person"), shall give written notice thereof (a "Claim Notice") to the party or parties from which indemnification is sought (the "Indemnifying Persons"). The Claim Notice shall describe the Claim in reasonable detail, and shall indicate the amount (estimated if necessary and to the extent feasible) of the Damages that have been or may be suffered by the Indemnified Person. The failure of any Indemnified Person to promptly give the Indemnifying Persons a Claim Notice shall not preclude such Indemnified Person from obtaining indemnification under this Article VII, except to the extent, and only to the extent, that such Indemnified Person's failure has actually prejudiced the rights or increased the liabilities and obligations of any of the Indemnifying Persons hereunder.

          (b) With respect to any Claim Notice, the Indemnifying Persons shall have the right by written notice to the Indemnified Person not later than 30 days after receipt of such Claim Notice, to assume the control of the defense, compromise or settlement of such Claim, provided that (i) such assumption shall, by its terms, be without cost to the Indemnified Person, (ii) each of the Indemnifying Persons agree in writing that they are responsible to indemnify the Indemnified Person for such Claim upon the terms and subject to the conditions set forth herein, and (iii) any settlement of such Claim shall involve only the payment of money damages by the Indemnifying Persons.

          (c) Upon the assumption of control by the Indemnifying Persons as provided in section 7.4(b), the Indemnifying Persons shall diligently proceed with the defense, compromise or settlement of the Claim at the Indemnifying Persons' sole expense, including employment of counsel reasonably satisfactory to the Indemnified Person and, in connection therewith, the Indemnified Person shall cooperate fully, but at the expense of the Indemnifying Persons, to make available to the Indemnifying Persons all pertinent information and witnesses under the Indemnified Person's control, and to take such other steps as in the opinion of counsel for the Indemnifying Persons are necessary to enable the Indemnifying Persons to conduct such defense.

          (d) The final, non-appealable determination of any Claim, including all related costs and expenses, shall be binding and conclusive upon the Indemnifying Persons and the Indemnified Person as to the amount of the indemnification; provided, however, that in the Indemnifying Persons' defense of such Claim, except with the written consent of the Indemnified Person, the Indemnifying Persons shall not consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the provision by the claimant to the Indemnified Person of a release of the Indemnified Person from all liability in respect of such Claim.

          (e) Should the Indemnifying Persons fail to give notice to the Indemnified Person as provided in section 7.4(b), the Indemnified Person shall be entitled to defend, settle or compromise the Legal Claim as in its sole discretion may appear advisable, and such final determination, settlement or compromise of the Legal Claim shall be binding upon the Indemnifying Persons.

          (f) Notwithstanding the foregoing, RCE agrees to provide the Shareholder Representatives with written notice (the "RCE Notice") not more than 30 days after receiving written notice of any audits, examinations or proceedings relating to the Affiliated Companies that are related to a Liability for any Taxes for which the Learning Curve Indemnitors would be required to indemnify any RCE Indemnitee pursuant to section 7.2(e) (a "Tax Contest"). The failure of RCE to promptly give the Shareholder Representatives the RCE Notice shall not preclude any RCE Indemnitees from obtaining indemnification under this
Article VII with respect to a Tax Contest, except to the extent, and only to the extent, that RCE's failure has actually prejudiced the rights or increased the liabilities and obligations of any of the Learning Curve Indemnitors hereunder. The Shareholder Representatives shall have the right to control and conduct the Tax Contest relating to the Affiliated Companies by giving written notice to RCE not more than 30 days after receiving the RCE Notice, including the right to determine, to the extent reasonably satisfactory to RCE, such issues as (i) the forum, administrative or judicial, in which to contest any proposed adjustment,
(ii) the attorney and/or accountant to represent the applicable Affiliated Company in the Tax Contest, (iii) whether or not to appeal any decision of any administrative or judicial body, and (iv) whether to settle any such Tax
Contest. Any such control and conduct of a Tax Contest by the Shareholder Representatives shall be without cost to any RCE Indemnitee and each of the Shareholder Representatives shall agree in writing that the Learning Curve Indemnitors are responsible to indemnify the RCE Indemnitees in connection with such Tax Contest upon the terms and subject to the conditions set forth in this
Article VII. The RCE Indemnitees shall cause the applicable Affiliated Company to deliver to the Shareholder Representatives any power of attorney required to allow the Shareholder Representatives and their counsel to represent the applicable Affiliated Company in connection with the Tax Contest and shall use commercially reasonably efforts to provide the Shareholder Representatives with such assistance as may be reasonably requested by the Shareholder Representatives in connection with the Tax Contest. Notwithstanding the foregoing, the Shareholder Representatives shall consult in good faith with RCE with respect to the conduct of, and before entering into any settlement of, any Tax Contest, but the Shareholder Representatives shall alone be entitled to determine whether, and on what terms, any such settlement shall be entered into, provided that any such settlement shall involve only monetary payments. Should the Shareholder Representatives fail to give the LCI Notice to RCE within 30 days after receipt of the RCE Notice as provided above in this section 7.4(f) with respect to a Tax Contest, RCE shall be entitled to control and conduct such Tax Contest as in its reasonable discretion may appear advisable, and any final determination, settlement or compromise of the Tax Contest shall be binding upon the Learning Curve Indemnitors.

     7.5     The  Shareholder  Representatives.
             ---------------------------------

          (a) Each of Richard E. Rothkopf and Michael Kurzman are hereby appointed as the representative and agent of each of the Learning Curve Indemnitors (collectively, the "Shareholder Representatives") with the power and authority to fulfill the role of Shareholder Representatives hereunder.

          (b) In the event of the death, resignation or incapacity of any Shareholder Representative, his successor shall be appointed by consent of the majority in interest in Learning Curve Shares within 30 days of such event. The

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decisions  and actions of any successor Shareholder Representative shall be, for all purposes, those of a Shareholder Representative as if originally named herein. The death or incapacity of any Shareholder Representative shall not terminate the authority and agency of the Shareholder Representatives. Any Shareholder Representative may resign at any time upon notice to RCE and each holder of Learning Curve Shares given at least 30 days prior to the effective date of such resignation, provided that no such resignation shall be effective until his successor has been appointed in accordance with this section 7.5(b), and has accepted such appointment.

          (c) The Shareholder Representatives shall take any actions as he may deem appropriate with respect to (i) any Claim Notice as provided in this
Article VII, (ii) any dispute regarding the payment of amounts from the Escrow Account pursuant to the Escrow Agreement, (iii) any Tax Contest as provided in section 7.4(f) and (iv) the determination of any adjustments pursuant to section
2.12 or 2.13. The Shareholder Representatives shall have full power and authority to receive all Claim Notices with respect to Claims by any RCE Indemnitee, to control the defense, compromise or settlement of any Claims by any RCE Indemnitee and otherwise to act on behalf of the holders of the Learning Curve Shares for all purposes of this Agreement and the Escrow Agreement, and any action by either Shareholder Representative within the scope of such authority shall be binding on all of the holders of the Learning Curve Shares. In performing any of his duties hereunder, a Shareholder Representative shall not incur any liability to anyone for damages, losses or expenses, except for willful misconduct.

     7.6     Indemnification  Claims by RCE Indemnitees; Cap on Indemnification.
             ------------------------------------------------------------------
The sole and exclusive means for any of the RCE Indemnitees to satisfy any Claim for indemnification hereunder shall be giving notice of a Claim to the Escrow Agent and the Shareholder Representatives under the Escrow Agreement and receiving payment from the Escrow Account of the amount to which the RCE Indemnitee may be entitled under this Article VII. In addition, if (i) there is a Claim by any RCE Indemnitee outstanding or unpaid at the time when any payment is to be made by RCE under section 2.12 or 2.13 of this Agreement, then RCE may reduce the amount of the payment to be made under section 2.12 or 2.13, as applicable, by the amount of such Claim and instead pay such amount to the Escrow Agent to be held pursuant to the terms and conditions of the Escrow Agreement and this Article VII and to be available for satisfaction of Claims by RCE Indemnitees or otherwise distributed to the Escrow and Earnout Participants pursuant to the terms and conditions of the Escrow Agreement and this Article VII, and (ii) one or more Claims by any RCE Indemnitee have been finally determined prior to the time when any payment is to be made by RCE under section
2.12 or 2.13 of this Agreement, then RCE may reduce the amount of the payment to be made under section 2.12 or 2.13, as applicable, by the aggregate

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amount of such Claims and instead pay such amount to the Escrow Agent to be held pursuant  to  the  terms and conditions of the Escrow Agreement and this Article
VII and to be available for satisfaction of Claims by RCE Indemnitees or otherwise distributed to the Escrow and Earnout Participants pursuant to the terms and conditions of the Escrow Agreement and this Article VII or, if no funds remain in the Escrow Account at such time, RCE may setoff the aggregate amount of such Claims against the payment to be made by RCE under section 2.12 or 2.13 of this Agreement. No Learning Curve Indemnitee shall be entitled to recover, and RCE shall not be obligated to pay to any Learning Curve Indemnitee any amount pursuant to this Article VII or otherwise (except as provided in the last paragraph of section 7.3) any amount in excess of $12 million plus the amount of the Earnout Payment.

     7.7     Deductibles.  No  Indemnified  Person  shall be entitled to recover
             -----------
any amount pursuant to section 7.2(a), 7.2(g) or 7.3(a), as applicable, until and unless the amount which all RCE Indemnitees or Learning Curve Indemnitees, as applicable, are entitled to recover exceeds, in the aggregate, $500,000 (the "General Deductible"), in which event, RCE Indemnitees or all Learning Curve Indemnitees, as applicable, shall only be entitled to recover amounts for Claims in excess of the General Deductible.

     The RCE Indemnitees shall only be entitled to recover 50% of all amounts recoverable pursuant to section 7.2(f) until the total aggregate amount recoverable (without taking into account the 50% limitation provided for herein), as Damages pursuant to section 7.2(f) exceeds, in the aggregate, $1,000,000 (the "Litigation Deductible") and shall be entitled to recover 100% of amounts for Claims of recoverable Damages in excess of the Litigation Deductible.

     7.8     Mitigation.  Each  Indemnified  Person  shall  take  commercially
             ----------
reasonable actions to mitigate Damages, and shall reasonably consult and cooperate with each Indemnifying Person with a view towards mitigating Damages, in connection with Claims for which an Indemnified Person seeks indemnification under this Article VII.

     7.9     Amount  of  Damages.  The  amount  of any Damages payable hereunder
             -------------------
shall be reduced by (a) any insurance proceeds or litigation or other monetary recoveries (net of any increased premiums or expenses of obtaining such proceeds or monetary recoveries) which the Indemnified Person actually receives with respect to the event or occurrence giving rise to such Damages for which indemnification is sought under this Article VII, (b) the amount of any reduction of an actual Tax Liability (provided that no such reduction shall be made prior to the taxable period in which the Indemnified Person actually receives the benefit of such reduced Tax Liability and, if such reduced Tax Liability will accrue in periods

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
after the indemnification payment is due, the Indemnifying Person shall be required to pay the full indemnification amount subject to the Indemnified Person's obligation to pay the amount of such reduction when such reduced Tax Liability is actually realized to the Indemnifying Person (or, with respect to a reduced Tax Liability by any RCE Indemnitee, pay into the Escrow Account during the term of the Escrow Agreement)) realized by the Indemnified Party in connection with such Damages, (c) the amount of any reserves or accruals reflected as a current liability on the Closing Date Balance Sheet which specifically relate to the facts giving rise to the payment of such Damages hereunder, and (d) to the extent the matter was addressed in calculating the Preliminary Closing Working Capital Adjustment or the Post-Closing Working
Capital Adjustment. The Indemnified Person shall use commercially reasonable efforts to pursue insurance claims or third party claims that may reduce or eliminate Damages. If the Indemnified Person both collects proceeds from any insurance company or third party and received a payment from the Indemnifying Person hereunder subject to reduction pursuant to this section 7.9 after the payment of the related indemnification amounts to such Indemnified Person, then the Indemnified Person shall promptly pay to the Indemnifying Person (or, with respect to proceeds received by any RCE Indemnitee, pay into the Escrow Account during the term of the Escrow Agreement), or offset against other outstanding Claims of the Indemnified Person, the amount of such proceeds.

     7.10     Materiality.  Any  qualifications  in  the  representations,
              -----------
warranties and covenants with respect to a Material Adverse Effect, materiality, material or similar terms will not have any effect with respect to the calculation of the amount of any Damages or losses or the application of the General Deductible or the Litigation Deductible pursuant to this Article VII. However, such qualifications will have an effect in determining whether a breach has occurred.

                                  ARTICLE VIII
                                   TERMINATION

     8.1     Termination  of  Agreement.  Notwithstanding  anything  herein  or
             --------------------------
elsewhere to the contrary, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing as follows:

          (a) by the Parties in a written agreement executed and delivered by all the Parties;

          (b) by RCE, pursuant to a written notice given to each Affiliated Company, if any of the conditions set forth in section 6.1 hereof has not been fulfilled or has become incapable of fulfillment on or before 5 p.m. (Central time) on March 15, 2003, except in the event that such nonfulfillment is the result, directly or indirectly, of any act or omission by RCE that constitutes a material breach or default under this Agreement;


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
          (c) by Learning Curve, pursuant to a written notice given to RCE, if any of the conditions set forth in section 6.2 hereof has not been fulfilled or has become incapable of fulfillment on or before 5 p.m. (Central time) on March 15, 2003, except in the event that such nonfulfillment is the result, directly or indirectly, of any act or omission by an Affiliated Company that constitutes a material breach or default under this Agreement;

          (d) by Learning Curve or RCE (i) if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the other Party, set forth in this Agreement; or (ii) if any representation or warranty of the other Party shall be discovered to have become untrue in any material respect such that the conditions set forth in section
6.1(a) or section 6.2(a), as the case may be, would not be satisfied and such breach or other condition has not been cured within 20 Business Days following receipt by the nonterminating Party of notice of such breach or other condition; provided, however, this Agreement may not be terminated pursuant to this section 8.1(d) by the breaching Party or Party making any representation or warranty which shall have become untrue in any material respect; or

          (e) by either RCE or Learning Curve if any permanent injunction by a court of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable.

     8.2     Effect  of  Termination.  If  any  Party  terminates this Agreement
             -----------------------
pursuant to section 8.1 hereof, this Agreement shall be of no further force or effect and all rights and Liabilities of the Parties hereunder shall terminate, except (a) that sections 9.2, and 9.3 hereof shall survive such termination and remain in full force and effect as provided therein and (b) for any Liability of any Party for any breach or default under this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1     Further  Assurances.  At  any  time and from time to time after the
             -------------------
Closing Date, the Parties shall execute and deliver such additional documents and instruments and shall take such other actions as may be reasonably necessary, appropriate or advisable to consummate the transactions contemplated by this Agreement.

     9.2     Fees and Expenses.  Each Party shall be responsible for and pay all
             -----------------
fees and expenses (including, without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses) incurred by the Party in connection with, relating to, or arising out of the negotiation, execution, and

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
delivery of this Agreement and all other documents and instruments contemplated herein, the performance of the Party's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby; provided, however, that the filing fees in connection with filings required under the HSR Act by RCE and Learning Curve will be shared equally by RCE and Learning Curve. Notwithstanding anything herein or elsewhere to the contrary, this section 9.2 and the rights and Liabilities of the Parties hereunder shall survive the termination of this Agreement for any reason.

     9.3     Public  Disclosures.  Except  as  otherwise  required by applicable
             -------------------
Laws or rules or regulations of any stock exchange or Nasdaq, all press releases, publicity, and other public disclosures concerning the transactions contemplated by this Agreement shall be made only upon the prior agreement of all the Parties; provided, however, that this section 9.3 shall not apply to communications made by any Party with its Representatives. In the case of any such public disclosure that is required by applicable Laws or rules or regulations of any stock exchange or Nasdaq, the disclosing Party shall, prior to making such disclosure, give the other Parties a reasonable opportunity to review and comment upon the disclosure, consult with the other Parties regarding the disclosure, and attempt in good faith to agree with the other Parties with respect to the disclosure.

          Notwithstanding  anything  herein  or  elsewhere to the contrary, this section 9.3 and the rights and Liabilities of the Parties hereunder shall survive the termination of this Agreement for any reason.

     9.4     Entire Agreement.  This Agreement, including the attached schedules
             ----------------
and exhibits (which are incorporated herein) and agreements executed in connection herewith constitutes the full understanding of the Parties, a complete allocation of risks among them, and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior negotiations, understandings and agreements, whether written or oral, among the Parties; provided, however, that the Confidentiality Agreement dated December 12, 2002 between RCE and Learning Curve shall survive the execution of this Agreement.

     9.5     Notices.  All  notices  required or permitted to be given hereunder
             -------
shall be made in writing and may be delivered by the United States mail, hand, facsimile, or a nationally recognized delivery service. Notices delivered by the United States mail shall be deemed given three Business Days after being deposited in the mail, postage prepaid, registered or certified mail, and return receipt requested. Notices delivered by hand, facsimile, or a nationally recognized delivery service shall be deemed given upon receipt; provided, however, that a notice delivered by facsimile shall be effective only if such notice is also delivered

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
by hand or is deposited in the United States mail, postage prepaid, registered or certified mail, and return receipt requested, on or before two Business Days after delivery by facsimile. All notices shall be addressed as follows:

If  to  RCE  or  any  Acquisition  Subsidiary:

Racing  Champions  Ertl  Corporation
800  Roosevelt  Road,  Building  C
Suite  320
Glen  Ellyn,  IL  60137
Attn:  Curt  Stoelting,  Chief  Executive  Officer
Facsimile:  630-790-0406

With  a  copy  to:

Reinhart  Boerner  Van  Deuren  s.c.
1000  North  Water  Street,  Suite  2100
Milwaukee,  WI  53202
Attn:  James  M.  Bedore
Facsimile:  414-298-8097

If  to  any  Affiliated  Company:

Learning  Curve  International,  Inc.
314  West  Superior  Street,  6th  Floor
Chicago,  IL  60610-3538
Attn:  Richard  Rothkopf
Facsimile:  312-981-7500

with  a  copy  to:

Sonnenschein  Nath  &  Rosenthal
8000  Sears  Tower
Chicago,  IL  60606
Attn.:  Michael  M.  Froy
Facsimile:  312-876-7934

Any Party may change its address for the purposes of notice hereunder by notifying the other Parties thereof in accordance with the provisions of this section  9.5.


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
     9.6     Enforceability.  This Agreement shall be enforceable by and against
             --------------
the Parties and their respective successors and permitted assigns and, with respect to Article VII, by any Indemnified Person and with respect to section 5.13, by any individual who would be a beneficiary of such provision against the Party undertaking such obligation.

     9.7     Assignment.  No  Party shall assign, convey, transfer, or otherwise
             ----------
dispose of any or all of its interest in, or any or all of its rights and Liabilities under, this Agreement without the prior written consent of all the other Parties. Any such assignment, conveyance, transfer, or other disposition made or attempted in breach of this section 9.7 shall be null and void and of no force or effect.

     9.8     Amendments.  This  Agreement  may  be altered, amended, modified or
             ----------
changed (other than any waiver which shall be effective only if made in accordance with section 9.9 hereof) only by a written agreement executed by all the Parties.

     9.9     Waiver.  No  provision of this Agreement may be waived by any Party
             ------
unless such waiver is set forth in writing and executed by the waiving Party. The waiver of any breach or default under any provision of this Agreement shall not be deemed to constitute a waiver of any other breach or default under the same or any other provision of this Agreement.

     9.10     Modification  and  Severability.  If  a  court  of  competent
              -------------------------------
jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, such provision shall be severed from this Agreement, this Agreement and the rights and obligations of the Parties shall be construed as if this Agreement did not contain such severed provision, and this Agreement otherwise shall remain in full force and effect.

     9.11     Headings.  The  section  headings  contained in this Agreement are
              --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.12     Construction.  The  Parties  have  participated  jointly  in  the
              ------------
negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.


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
     9.13     Governing Law.  This Agreement shall be governed and controlled as
              -------------
to validity, enforcement, interpretation, construction, effect and in all other respects by the internal Laws of the State of Delaware applicable to contracts made in that state, without regard to any choice or conflict of laws provisions, principles, or rules (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

     9.14     Multiple  Counterparts.  This  Agreement  may  be  executed by the
              ----------------------
Parties in one or more counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.


      [Remainder of page intentionally left blank. Signature page follows.]


                                       81
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                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                            RACING  CHAMPIONS  ERTL  CORPORATION

                                            By:  /s/ Curtis W. Stoelting

                                                   Curtis  W.  Stoelting,
                                                  Chief  Executive  Officer

                                            LEARNING  CURVE  INTERNATIONAL, INC.

                                            By:  /s/ Richard E. Rothkopf

                                                   Richard  E.  Rothkopf,
                                                 Chief  Executive  Officer

                                            RBVD  SUB  I  INC.

                                            By:  /s/ Curtis W. Stoelting

                                                    Curtis  W.  Stoelting,
                                                  Chief  Executive  Officer

                                            RACING  CHAMPIONS  WORLDWIDE LIMITED

                                            By:  /s/ Curtis W. Stoelting

                                               Curtis  W.  Stoelting,  Director

                                            RACING  CHAMPIONS  LIMITED

                                            By:  /s/ Robert E. Dods

                                                Robert  E.  Dods,  Director

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